                                                                     EXHIBIT 2.1
                                                                  EXECUTION COPY


                          AGREEMENT AND PLAN OF MERGER


                            DATED AS OF JULY 21, 2003


                                      AMONG


                         LEHMAN BROTHERS HOLDINGS INC.,


                            RUBY ACQUISITION COMPANY


                                       AND


                              NEUBERGER BERMAN INC.

                                Table of Contents

                                                                                          Page
                                                                                          ----
                                    ARTICLE I
                                   THE MERGER

1.1.    The Merger..............................................................             2
1.2.    Closing.................................................................             2
1.3.    Effective Time..........................................................             2
1.4.    Effects of the Merger...................................................             2
1.5.    Certificate of Incorporation............................................             3
1.6.    By-Laws.................................................................             3
1.7.    Officers and Directors of Surviving Corporation.........................             3
1.8.    Effect on Capital Stock.................................................             3
1.9.    Treatment of Options and Other Stock Awards.............................             5
1.10.   Adjustment to Merger Consideration......................................             7

                                   ARTICLE II
                            EXCHANGE OF CERTIFICATES

2.1.    Exchange Fund...........................................................             9
2.2.    Exchange Procedures.....................................................             9
2.3.    Distributions with Respect to Unexchanged Shares........................            10
2.4.    No Further Ownership Rights in Company Common Stock.....................            10
2.5.    No Fractional Shares of Parent Common Stock.............................            10
2.6.    Termination of Exchange Fund............................................            11
2.7.    No Liability............................................................            11
2.8.    Investment of the Exchange Fund.........................................            11
2.9.    Lost Certificates.......................................................            11
2.10.   Withholding Rights......................................................            12
2.11.   Further Assurances......................................................            12
2.12.   Stock Transfer Books....................................................            12

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

3.1.    Representations and Warranties of the Company...........................            12
3.2.    Representations and Warranties of Parent and Merger Sub.................            33

                                   ARTICLE IV
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

4.1.    Covenants of Company....................................................            38
4.2.    Covenants of Parent.....................................................            42

                                                                                          Page
                                                                                          ----
                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

5.1.    Preparation of Proxy Statement and Registration Statement; Company
         Stockholders Meeting...................................................            43
5.2.    Access to Information...................................................            44
5.3.    Efforts.................................................................            46
5.4.    Acquisition Proposals...................................................            50
5.5.    Employee Benefits Matters...............................................            53
5.6.    Fees and Expenses.......................................................            54
5.7.    Directors' and Officers' Insurance......................................            55
5.8.    Public Announcements....................................................            56
5.9.    Listing of Shares of Parent Common Stock................................            56
5.10.   Affiliate Letter........................................................            56
5.11.   Qualification of the Proprietary Funds..................................            56
5.12.   Section 15 of the Investment Company Act................................            56
5.13.   Enforcement of Agreements...............................................            57
5.14.   Shareholder Litigation..................................................            57
5.15.   Maintenance of Insurance................................................            57
5.16.   Obligations of Merger Sub...............................................            57
5.17.   No Shareholder Rights Plan..............................................            57

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1.    Conditions to Each Party's Obligation to Effect the Merger..............            57
6.2.    Additional Conditions to Obligations of Parent and Merger Sub...........            58
6.3.    Additional Conditions to Obligations of the Company.....................            60

                                   ARTICLE VII
                            TERMINATION AND AMENDMENT

7.1.    Termination.............................................................            61
7.2.    Effect of Termination...................................................            62
7.3.    Amendment...............................................................            64
7.4.    Extension; Waiver.......................................................            64

                                  ARTICLE VIII
                               GENERAL PROVISIONS

8.1.    Non-Survival of Representations, Warranties and Agreements..............            64
8.2.    Notices.................................................................            64
8.3.    Interpretation..........................................................            66
8.4.    Counterparts............................................................            66
8.5.    Entire Agreement; No Third Party Beneficiaries..........................            66
8.6.    Governing Law...........................................................            66
8.7.    Severability............................................................            66

                                                                                     Page
                                                                                     ----
8.8.    Assignment..............................................................       66
8.9.    Enforcement.............................................................       67
8.10.   Disclosure Schedules....................................................       67
8.11.   Definitions.............................................................       67

                                LIST OF EXHIBITS

Exhibit                   Title
-------                   -----
1.5                       Form of Certificate of Incorporation for Reverse Merger Election

1.6                       Form of By-Laws for Reverse Merger Election

5.5(c)                    Form of Retention Pool Grant Agreement

5.10                      Form of Affiliate Agreement

6.2(c)(1)                 Form of tax opinion of Simpson Thacher & Bartlett LLP

6.2(c)(2)                 Form of representation letter of Parent

6.2(c)(3)                 Form of representation letter of the Company

6.2(f)                    Form of Amendment and Agreement

6.3(c)(1)                 Form of tax opinion of Willkie Farr & Gallagher

                             INDEX OF DEFINED TERMS

                                                                                       Page(s)
Acquisition Proposal............................................................            51
Action..........................................................................            18
Advisory Client.................................................................            68
Advisory Contract...............................................................            68
Affiliate.......................................................................            67
Aggregate Base PAM Revenue Run-Rate.............................................             7
Aggregate Closing PAM Revenue Run-Rate..........................................             7
Agreement.......................................................................             1
Amendment and Agreement.........................................................            60
Base Asset-Based Fee Rate.......................................................             7
Base Date.......................................................................             7
Base PAM Assets Under Management................................................             7
Base PAM Revenue Run-Rate.......................................................             7
BHCA............................................................................            33
Blue Sky Laws...................................................................            16
Board of Directors..............................................................            68
Bonus Options...................................................................            54
brokerage services..............................................................            28
Business Day....................................................................            68
Certificate.....................................................................             4
Certificate of Merger...........................................................             2
Client..........................................................................            31
Closing.........................................................................             2
Closing Adjusted PAM Assets Under Management....................................             8
Closing Asset-Based Fee Rate....................................................             8
Closing Date....................................................................             2
Closing PAM Revenue Run-Rate....................................................             8
COBRA...........................................................................            22
Code............................................................................             1
Company.........................................................................             1
Company Affiliate Letter........................................................            56
Company Common Stock............................................................             1
Company Disclosure Schedule.....................................................            14
Company Employees...............................................................            53
Company Intellectual Property...................................................            24
Company LYONS...................................................................            13
Company Options.................................................................             5
Company Plans...................................................................            21
Company Regulatory Agreement....................................................            33
Company SEC Reports.............................................................            17
Company Stock Plans.............................................................            13

                                                                                       Page(s)
                                                                                       -------
Company Stockholders Agreement..................................................           26
Company Stockholders Meeting....................................................           26
Confidentiality Agreements......................................................           46
Consent.........................................................................           68
Consenting PAM Advisory Contract................................................            8
Contract........................................................................           70
Converted Option................................................................            5
Costs...........................................................................           55
Cumulative Preferred............................................................           34
DCSIP...........................................................................            6
DGCL............................................................................            2
Dissenting Shares...............................................................            4
DOJ.............................................................................           47
Effective Time..................................................................            2
Encumbrances....................................................................           15
Environmental Laws..............................................................           25
Environmental Permits...........................................................           25
Environmental Report............................................................           25
ERISA Affiliates................................................................           21
Exchange Act....................................................................           16
Exchange Agent..................................................................            9
Exchange Fund...................................................................            9
Exchange Ratio..................................................................            3
Expenses........................................................................           55
Financial Intermediary..........................................................           49
Former Principal................................................................           23
Founders Pre-Meeting............................................................           26
FTC.............................................................................           47
Fund Board Approval.............................................................           48
Fund Shareholder Approval.......................................................           49
GAAP............................................................................           18
Governmental Authority..........................................................           71
HSR Act.........................................................................           16
Intellectual Property...........................................................           24
Investment Advisers Act.........................................................           28
investment advisory services....................................................           28
Investment Company..............................................................           71
Investment Company Act..........................................................           16
Investment Contract.............................................................           31
Key Employees...................................................................           23
knowledge.......................................................................           71
Leases..........................................................................           71
Master Agreement................................................................           50
Material Adverse Change.........................................................           71
Material Adverse Effect.........................................................           71
Materials of Environmental Concern..............................................           26

                                                                                       Page(s)
                                                                                       -------
Merger..........................................................................             1
Merger Consideration............................................................             3
Merger Sub......................................................................             1
Merrill.........................................................................            26
NASD............................................................................            28
Notice..........................................................................            48
NYSE............................................................................             4
OCC.............................................................................            46
Other Acquisition Documentation.................................................            53
Other Stock Awards..............................................................             6
PAM Advisory Client.............................................................            72
PAM Advisory Contract...........................................................            72
Parent..........................................................................             1
Parent Common Stock.............................................................             1
Parent Disclosure Schedule......................................................            35
Parent Expenses.................................................................            63
Parent Preferred Stock..........................................................            34
Parent Reference Price..........................................................             4
Parent SEC Reports..............................................................            36
Parent Stock Plans..............................................................            34
Permits.........................................................................            16
Per-Share Cash Consideration....................................................             3
Person..........................................................................            72
Proprietary Funds...............................................................            28
Proxy Statement.................................................................            26
Redeemable Preferred............................................................            34
Reference Period................................................................             4
Registered Investment Company...................................................            48
Registration Statement..........................................................            26
Regulatory Agencies.............................................................            28
Regulatory Law..................................................................            47
Reload Options..................................................................             5
Required Company Vote...........................................................            27
Retention Pool Plan.............................................................            54
Reverse Merger Election.........................................................             2
Rule 145........................................................................            56
Sarbanes-Oxley Act..............................................................            16
SEC.............................................................................            17
Securities Act..................................................................            16
Series A Preferred..............................................................            34
Series B Preferred..............................................................            34
Series C Preferred..............................................................            34
Series D Preferred..............................................................            34
Series E Preferred..............................................................            34
Shortfall Ratio.................................................................             7
Significant Subsidiaries........................................................            27

                                                                                       Page(s)
                                                                                       -------
Special Option Exchange Ratio...................................................             6
SRO.............................................................................            28
Subsidiary......................................................................            72
Superior Proposal...............................................................            52
Supplemental Matters Letter.....................................................             7
Surviving Corporation...........................................................             2
Surviving Corporation Board.....................................................            54
Tax.............................................................................            20
Tax Authority...................................................................            20
Tax Return......................................................................            20
Taxes...........................................................................            20
Taxing Authority................................................................            20
Termination Date................................................................            61
Termination Fee.................................................................            63
Termination Notice..............................................................            62
the other party.................................................................            73
Top-Up Notice...................................................................            62
Transactions....................................................................            46
Treasury Regulations............................................................             1
Treasury Shares.................................................................             1
Voting Agreement................................................................             1

          AGREEMENT AND PLAN OF MERGER, dated as of July 21, 2003 (this "Agreement"), among LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation ("Parent"), RUBY ACQUISITION COMPANY, a Delaware corporation and a direct wholly owned Subsidiary of Parent ("Merger Sub"), and NEUBERGER BERMAN INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each approved and declared advisable the merger of the Company with and into Merger Sub (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each outstanding share of common stock, par value $.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time, other than shares owned or held directly by the Company ("Treasury Shares") and other than Dissenting Shares, will be converted into the right to receive a unit consisting of a fraction of a fully paid and nonassessable share of common stock, par value $.10 per share, of Parent ("Parent Common Stock") and an amount in cash;

          WHEREAS, as a condition to Parent entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent is entering into a Voting Agreement with certain significant stockholders in the Company (the "Voting Agreement") pursuant to which, among other things, each of those stockholders have agreed, subject to the terms thereof, to vote all shares of Company Common Stock owned by each of them in accordance with the terms of the Voting Agreement;

          WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby; and

          WHEREAS, for U.S. federal income tax purposes, Parent, Merger Sub and the Company intend that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury regulations promulgated thereunder ("Treasury Regulations"), and, by approving resolutions authorizing this Agreement, to adopt this Agreement as a "plan of reorganization" within the meaning of Treasury Regulations Section 1.368-2(g).

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

   1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into Merger Sub at the Effective Time. Following the Merger, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation (the "Surviving Corporation") under the name "Neuberger Berman Inc." In lieu of the Company being merged with and into Merger Sub, Parent shall have the right to revocably elect (the "Reverse Merger Election") by notice delivered to the Company, and upon the terms and subject to the conditions set forth in this Agreement (including without limitation, the conditions set forth in Sections 6.2(c) and 6.3(c)), to cause the "Merger" to be a merger of Merger Sub with and into the Company at the Effective Time, in which case, following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation.

   1.2 Closing. Unless this Agreement shall have been terminated pursuant to the provisions of Section 7.1, the closing of the Merger (the "Closing") will take place on the second Business Day after the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the satisfaction or, where permitted, waiver of those conditions as of the Closing) set forth in
Article VI, unless the Company shall have delivered notice pursuant to Section 1.10(c) electing to delay the Closing in accordance with the terms of Section 1.10(c) (in which case the Closing shall occur on the date specified in such notice), and unless another time or date is agreed to in writing by the parties hereto (the date of the Closing, the "Closing Date"); provided that, in the event that the Company has delivered the Termination Notice pursuant to Section 7.1(h), the "Closing Date" shall be the third Business Day following delivery of the Top-Up Notice pursuant to Section 7.1(h), if any. The Closing shall be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, unless another place is agreed to in writing by the parties hereto.

   1.3 Effective Time. Upon the Closing, the parties shall (i) file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such subsequent time as Parent and the Company shall agree and as shall be specified in the Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

   1.4 Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

   1.5 Certificate of Incorporation. Unless the Reverse Merger Election is made, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law, except that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "The name of this Corporation is `Neuberger Berman Inc.'" If the Reverse Merger Election is made, the Certificate of Incorporation of the Company shall be amended at the Effective Time so as to read in its entirety as set forth in Exhibit 1.5 and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

   1.6 By-Laws. Unless the Reverse Merger Election is made, the By-Laws of Merger Sub as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. If the Reverse Merger Election is made, the By-Laws of the Company as amended in their entirety as set forth in Exhibit 1.6 shall be the By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

   1.7 Officers and Directors of Surviving Corporation. The officers of the Company as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. The directors of the Company immediately prior to the Effective Time shall submit their resignations to be effective as of the Effective Time. The directors of Merger Sub as of the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified.

   1.8 Effect on Capital Stock. At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof:

    (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Shares and Dissenting Shares) shall be converted into the right to receive (x) $9.49 in cash, subject to adjustment pursuant to Section 7.1(h), if applicable, and reduction pursuant to
Section 1.10, if applicable (the "Per-Share Cash Consideration"), and (y) a fraction of a fully paid and nonassessable share of Parent Common Stock equal to the Exchange Ratio (collectively, the "Merger Consideration"), subject to
Section 2.5 with respect to fractional shares. For purposes of this Agreement, "Exchange Ratio" means, subject to reduction pursuant to Section 1.10, if applicable, (i) 0.411, if the Parent Reference Price is greater than $90.41;
(ii) if the Parent Reference Price is greater than $82.19 but less than or equal to $90.41, that fraction, rounded to the nearest ten-thousandth, or if there shall not be a nearest ten-thousandth, to the next lower ten-thousandth, equal to the quotient obtained by dividing $37.15 by the Parent Reference Price; (iii) 0.452, if the Parent Reference Price is greater than $73.00 and less than or equal to $82.19; (iv) if the Parent Reference Price is greater than $66.51 and less than or equal to $73.00, that fraction, rounded to the nearest ten-thousandth, or if there shall not be nearest ten-thousandth, to the next higher ten-thousandth, equal to the quotient obtained by dividing $33.01 by the Parent Reference Price; (v) 0.496, if the Parent Reference Price is less than or equal to $66.51; and (vi) if Parent shall have given the Top-Up Notice pursuant to Section 7.1(h), the Exchange Ratio as set forth in such notice and determined by Parent in accordance with Section 7.1(h). "Parent Reference Price" means the average of the volume weighted sales prices per share of Parent Common Stock as reported on the consolidated transaction reporting system for securities traded on the New York Stock Exchange, Inc. ("NYSE") (as reported in Bloomberg Financial Markets or, if not reported thereby, another authoritative source as the parties shall agree in writing) for the 10 consecutive full trading dates (the "Reference Period") ending on the second trading day prior to the Closing Date (or, in the event that (x) the Company elects to delay Closing pursuant to Section 1.10(c) or (y) the Termination Notice is delivered by the Company pursuant to Section 7.1(h), then in each case the second trading day prior to the date that would have been the Closing Date as determined pursuant to Section 1.2 hereof without application of delay pursuant to Section 1.10(c) or the proviso contained in the first sentence of such Section 1.2, as applicable), appropriately adjusted for any stock splits, reverse stock splits, stock dividends, recapitalizations or other similar transactions. The Parent Reference Price shall be calculated to the nearest one-hundredth of one cent.

    (b) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Company Common Stock (other than shares referred to in Sections 1.8(c) and (e)) shall cease to be outstanding and shall be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (a "Certificate") shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the applicable Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor and any dividends or other distributions to which holders become entitled all in accordance with Article II upon the surrender of such Certificate.

    (c) Each Treasury Share at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and no Merger Consideration or other consideration shall be delivered in exchange therefor.

    (d) Unless the Reverse Merger Election shall have been made, each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time, shall remain issued, outstanding and unchanged as a validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation. If the Reverse Merger Election is made, each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time, shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

    (e) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by stockholders that are entitled to demand and have properly demanded rights of appraisal in accordance with Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, unless and until such stockholders shall have failed to perfect or have effectively withdrawn or lost such right of appraisal under applicable law, but, instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with Section 262 of the DGCL. If any such holder shall fail to perfect or shall effectively withdraw or lose such right of appraisal, the shares of Company Common Stock held by such stockholder shall not be deemed Dissenting Shares for purposes of this Agreement and shall thereupon be deemed to have been converted into the right to receive the Merger Consideration in accordance with Section 1.8(a), without interest. The Company shall give Parent (A) prompt notice of any demands for appraisal filed pursuant to Section 262 of the DGCL received by Company, withdrawals of such demands and any other instruments served or delivered in connection with such demands pursuant to the DGCL and received by the Company and (B) the opportunity to participate in all negotiations and proceedings with respect to demands made pursuant to Section 262 of the DGCL. The Company shall not, except with the prior written consent of Parent, (x) make any payment with respect to any such demand, (y) offer to settle or settle any such demand or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL.

    (f) If prior to the Effective Time, Parent or the Company, as the case may be, should (after obtaining the consent required by Section 4.1 or 4.2, as the case may be, hereof) split, combine or otherwise reclassify the Parent Common Stock or the Company Common Stock, or pay a stock dividend or other stock distribution in Parent Common Stock or Company Common Stock, as applicable, or otherwise change the Parent Common Stock or Company Common Stock into any other securities, or make any other such stock dividend or distribution in capital stock of Parent or the Company in respect of the Parent Common Stock or the Company Common Stock, respectively, then any number or amount contained herein which is based upon the price of the Parent Common Stock or the number of shares of Company Common Stock or Parent Common Stock, as the case may be, will be appropriately adjusted to reflect such split, combination, dividend, reclassification or other distribution or change.

    1.9 Treatment of Options and Other Stock Awards. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to adjust the terms of all outstanding employee or director stock options to purchase Company Common Stock ("Company Options") granted under any Company Stock Plan, to provide that at the Effective Time, each Company Option outstanding immediately prior to the Effective Time shall become vested in full pursuant to the terms of such Company Option and shall be converted into an option to acquire such number of shares of Parent Common Stock (a "Converted Option") equal to the product of (x) the number of shares of Company Common Stock subject to such Company Option multiplied by (y) the Special Option Exchange Ratio (provided that any fractional share resulting from such multiplication shall be rounded down to the nearest whole share). The terms and conditions of the Converted Option shall otherwise remain the same as the terms and conditions of the Company Option, except that the exercise price per share of each Converted Option shall be equal to the quotient of (i) the exercise price per share of such Company Option divided by (ii) the Special Option Exchange Ratio (provided that such exercise price shall be rounded up to the nearest whole cent); provided, however, that, the Company shall take all actions necessary to amend each Company Option that by its terms contains an "option reload" feature ("Reload Options") to: (A) suspend, effective as of the date of this Agreement, any holder of a Reload Option's rights to exercise such option and receive a "reload" of options (within the meaning of the applicable

Company Stock Plan); and, further, (B) effective as of the Effective Time, cancel such "option reload" feature such that the Converted Options resulting from the conversion of such Reload Options will not contain an "option reload" feature. For purposes of this Section 1.9, the term "Special Option Exchange Ratio" shall mean the sum of (i) the Exchange Ratio plus (ii) the quotient of
(x) the Per-Share Cash Consideration divided by (y) the Parent Reference Price.

    (b) All shares of restricted Company Common Stock granted under the Company Stock Plans (and any other shares of Company Common Stock subject to vesting or future issuance under the Company Stock Plans) (collectively, "Other Stock Awards") held by a current employee or director of the Company or its Subsidiaries and outstanding immediately prior to the Effective Time shall be treated in the same manner as all other shares of Company Common Stock outstanding immediately prior to the Effective Time pursuant to Section 1.8 of this Agreement; provided, however, that the Merger Consideration received by each holder in exchange for the holder's Other Stock Awards pursuant to Section
1.8 of this Agreement shall be subject to the terms and conditions (including vesting schedules) applicable to such Other Stock Awards under the terms of the Company Stock Plans and any related award agreements as in effect prior to the Closing Date; provided, further, however, that the Per-Share Cash Consideration portion of such Merger Consideration shall be entered into a notional account on the books and records of Parent or the Company (with interest accruing annually on such amounts at the rate applicable to one-year Treasury Bills, as reported by the U.S. Federal Reserve on the Closing Date and each anniversary thereof), subject to distribution upon vesting. The Company shall take all actions necessary to provide that none of the vesting schedules of the Other Stock Awards shall be accelerated in connection with the transactions contemplated by this Agreement.

    (c) With respect to the Company's Employee Stock Purchase Plan (the "ESPP"), the Company (i) shall take all actions necessary to cause the current Offering Period (within the meaning of the ESPP), if any, to terminate as soon as practicable after the date of this Agreement (and, in the event of such termination, the Company shall cause all amounts deducted from participants' compensation during such Offering Period to be promptly returned to each such participant), and (ii) shall refrain from commencing any new Offering Periods under the ESPP thereafter.

    (d) With respect to the Company's Employee Defined Contribution Stock Incentive Plan (the "DCSIP"), in the event that the Closing Date is or is reasonably expected to occur prior to October 8, 2003, the Company shall, if so requested by Parent in its sole discretion after reasonable advance notice of such request, cause the vesting as of immediately prior to the Closing Date of the Company Common Stock held in trust under the DCSIP that is otherwise scheduled to vest and be distributed on October 8, 2003 in accordance with the terms of the DCSIP.

    (e) As of the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form, with respect to the shares of Parent Common Stock subject to the Converted Options and Other Stock Awards.

    (f) The Company and Parent shall take all such steps as may be required to cause the transactions contemplated by this Section 1.9 and any other dispositions of Company equity securities (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who (i) is a director or officer of the Company or (ii) at the Effective Time will become a director or officer of Parent to become exempt under Rule 16b-3 promulgated under the Exchange Act.

    1.10 Adjustment to Merger Consideration. (a) In the event that the Aggregate Closing PAM Revenue Run-Rate is less than 85.0% of the Aggregate Base PAM Revenue Run-Rate, then (i) the Per-Share Cash Consideration shall be reduced by an amount equal to the product of (A) the unadjusted Per-Share Cash Consideration as determined pursuant to Section 1.8(a) hereof multiplied by (B) the Shortfall Ratio, and (ii) the Exchange Ratio shall be reduced by an amount equal to the product of (A) the unadjusted Exchange Ratio as determined pursuant to Section 1.8(a) multiplied by (B) the Shortfall Ratio.

    (b) As used in this Agreement:

          (i) The "Shortfall Ratio" shall be equal to the product of (A) 1.25 multiplied by (B) the excess of (i) 85.0% over (ii) a fraction (expressed as a percentage) the numerator of which is the Aggregate Closing PAM Revenue Run-Rate and the denominator of which is the Aggregate Base PAM Revenue Run-Rate, provided that the Shortfall Ratio shall not exceed 6.25%.

          (ii) "Aggregate Base PAM Revenue Run-Rate" shall mean the sum of the Base PAM Revenue Run-Rates for all PAM Advisory Contracts. The Company represents and warrants to Parent and Merger Sub that the Aggregate Base PAM Revenue Run-Rate is the dollar amount set forth in Annex 1.10(b) of that certain Supplemental Matters Letter of even date herewith delivered by the Company to Parent (the "Supplemental Matters Letter").

          (iii) "Aggregate Closing PAM Revenue Run-Rate" shall mean the sum of the Closing PAM Revenue Run-Rates for all Consenting PAM Advisory Contracts.

          (iv) "Base Asset-Based Fee Rate" shall mean, with respect to a PAM Advisory Contract, the asset-based investment advisory and subadvisory annual fee rate (excluding any performance-based fees) payable to the Company and its Subsidiaries pursuant to such PAM Advisory Contract as of the Base Date, after taking into account any fee waivers, reimbursement obligations or similar offsets or other arrangements.

          (v)   "Base Date" shall mean May 31, 2003.

          (vi) "Base PAM Assets Under Management" shall mean, with respect to a PAM Advisory Contract, the amount of assets under management by the Company and its Subsidiaries pursuant to such PAM Advisory Contract as of the Base Date.

          (vii) "Base PAM Revenue Run-Rate" shall mean, with respect to a PAM Advisory Contract, the product of (A) the Base PAM Assets Under Management pursuant to such PAM Advisory Contract, multiplied by (B) the Base Asset-Based Fee Rate under such PAM Advisory Contract.

          (viii) "Closing Asset-Based Fee Rate" shall mean, with respect to a Consenting PAM Advisory Contract, the asset-based investment advisory and subadvisory annual fee rate (excluding any performance-based fees) payable to the Company and its Subsidiaries pursuant to such Consenting PAM Advisory Contract as of the most recent calendar month end prior to the Closing Date after taking into account any fee waivers, reimbursement obligations or similar offsets or other arrangements, provided that any increase in the applicable fee rate payable under a Consenting PAM Advisory Contract following the Base Date (whether by reason of a change in the targeted allocation of the client's investment portfolio or otherwise) shall be taken into account only if such rate increase has been affirmatively agreed to by the PAM Advisory Client who is party to such contract.

          (ix) "Closing Adjusted PAM Assets Under Management" shall mean, with respect to a Consenting PAM Advisory Contract, the amount of assets under management by the Company and its Subsidiaries pursuant to such Consenting PAM Advisory Contract as of the Base Date (or, in the case of a Consenting PAM Advisory Contract entered into with a new client following the Base Date, as of the date of such Consenting PAM Advisory Contract), as adjusted to reflect net cash flows (additions, withdrawals and reinvestments of dividends and interest), from and after the Base Date (or, in the case of a Consenting PAM Advisory Contract entered into with a new client following the Base Date, the date of such Consenting PAM Advisory Contract) through and including the date that is the most recent calendar month end prior to the Closing Date. For the avoidance of doubt, the calculation of Closing Adjusted PAM Assets Under Management pursuant to the immediately preceding sentence excludes any increase or decrease in assets under management resulting from market appreciation or depreciation or currency fluctuations from and after the Base Date (or such later date of such Consenting PAM Advisory Contract, in the case of a Consenting PAM Advisory Contract entered into with a new client following the Base Date).

          (x) "Closing PAM Revenue Run-Rate" shall mean, with respect to a Consenting PAM Advisory Contract, the product of (A) the Closing Adjusted PAM Assets Under Management pursuant to such Consenting PAM Advisory Contract, multiplied by (B) the Closing Asset-Based Fee Rate under such Consenting PAM Advisory Contract (or, with respect to the contract of any Consenting PAM Advisory Client that has informed the Company or any Subsidiary thereof that it will reduce the fee rate payable by such PAM Advisory Client to the Company and its Subsidiaries and/or reduce the Closing Adjusted PAM Assets Under Management for such Consenting PAM Advisory Client by the Company and its Subsidiaries, the product of such reduced fee rate and/or reduced Closing Adjusted PAM Assets Under Management, as applicable).

          (xi) "Consenting PAM Advisory Contract" means a PAM Advisory Contract in effect as of the most recent calendar month end prior to the Closing Date and for which the applicable PAM Advisory Client(s) has provided Consent, which Consent is in full force and effect as of the Closing Date.

          (xii) Not later than three (3) Business Days prior to the Closing Date, the Company shall provide Parent and Merger Sub with such written evidence of Consents, fee rates and Closing Adjusted PAM Assets Under Management for Consenting PAM Advisory Clients as is reasonably necessary to calculate the adjustments (if any) to be made to the Per-Share Cash Consideration and Exchange Ratio pursuant to this Section 1.10.

    (c) Right to Delay Closing. In the event that (x) the provisions of Section 1.10(a) would result in a reduction of the Merger Consideration if calculated on the date on which the Closing would otherwise occur pursuant to Section 1.2 and
(y) in good faith the Company has reasonably determined that a material number of additional Consents from PAM Advisory Clients in respect of PAM Advisory Contracts are reasonably likely to be delivered to the Company within the next thirty (30) calendar days, the Company shall have the right, by written notice to Parent delivered within one Business Day after the end of the Reference Period, to delay the Closing to the date specified in such notice, which date shall be no later than the date thirty (30) calendar days after the date on which the Closing would otherwise occur pursuant to Section 1.2; provided, that in the event that the Company shall have elected to delay the Closing pursuant to this Section 1.10(c), the Company shall not have the right to terminate this Agreement pursuant to Section 7.1(h); and provided, further, that the Company may exercise the right described in this Section 1.10(c) no more than once.

                                   ARTICLE II

                            EXCHANGE OF CERTIFICATES

    2.1 Exchange Fund. At or prior to the Effective Time, Parent shall deposit with The Bank of New York or such other bank or trust company as Parent shall determine and who shall be reasonably satisfactory to the Company (the "Exchange Agent"), in trust for the benefit of holders of shares of Company Common Stock, for exchange in accordance with Section 1.8, all the cash and certificates representing shares of Parent Common Stock to be paid or issued pursuant to this Agreement in exchange for outstanding Company Common Stock and cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.5. Parent agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay any dividends and other distributions pursuant to Section 2.3. Any cash and certificates of Parent Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund".

    2.2 Exchange Procedures. As promptly as practicable after the Effective Time, the Exchange Agent will send to each record holder of a Certificate other than Certificates to be canceled pursuant to Section 1.8(c) and Certificates in respect of Dissenting Shares, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. As soon as reasonably practicable after the Effective Time, each holder of a Certificate, upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Parent Common Stock and the amount of cash (including amounts to be paid pursuant to Section 1.8(a), in lieu of fractional shares of Parent Common Stock pursuant to

Section 2.5 and in respect of any dividends or other distributions to which holders are entitled pursuant to Section 2.3), if any, into which the aggregate number of shares of Company Common Stock previously represented by such Certificate shall have been converted pursuant to this Agreement. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or will accrue on any cash payable pursuant to Section 1.8 (except to the extent provided in Section 1.9(b)), Section 2.3 or Section 2.5. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, one or more shares of Parent Common Stock evidencing, in the aggregate, the proper number of shares of Parent Common Stock, a check in the proper amount of cash pursuant to Section 1.8(a) and cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.5 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.3, shall be issued with respect to such Company Common Stock to such a transferee only if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

    2.3 Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 2.5 until such holder shall surrender such Certificate in accordance with Section 2.2. Subject to the effect, if any, of applicable laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Parent Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

    2.4 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued and cash paid upon conversion of shares of Company Common Stock in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Section 1.8(a), 2.3 or 2.5) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Company Common Stock.

    2.5 No Fractional Shares of Parent Common Stock. (a) No certificates or scrip or shares of Parent Common Stock representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock.

     (b) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Common Stock multiplied by (ii) the Parent Reference Price. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Parent, and Parent shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

     2.6 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Parent (subject to abandoned property, escheat or other similar laws) for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 1.8, any cash in lieu of fractional shares of Parent Common Stock to which such holders are entitled pursuant to
Section 2.5 and any dividends or distributions with respect to shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.3. Any portion of the Exchange Fund remaining unclaimed by holders of Certificates five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority) shall, to the extent permitted by law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

     2.7 No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.8 Investment of the Exchange Fund. Any funds included in the Exchange Fund may be invested by the Exchange Agent, as directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively. Any interest and other income resulting from such investments shall promptly be paid to Parent.

     2.9 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate or other documentation (including an indemnity in customary form) reasonably requested by Parent, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

    2.10 Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock and any holder of Other Stock Awards such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the Treasury Regulations, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or the holder of Other Stock Awards, in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

    2.11 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

    2.12 Stock Transfer Books. At the close of business, New York time, on the day the Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Company Common Stock formerly represented thereby, except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.5 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

    3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to Parent and Merger Sub that:

     (a) Organization and Qualification. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to own and operate its business as presently conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures of the Company and any of its Subsidiaries to be so qualified as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has previously made available to Parent true and correct copies of its Certificate of Incorporation and By-Laws and the charter documents and by-laws or other organizational documents of each of its material Subsidiaries, as currently in effect.

     (b) Authorization; Validity and Effect of Agreement. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and all other necessary corporate action on the part of the Company, other than the adoption of this Agreement by the stockholders of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Board of Directors of the Company has approved each Amendment and Agreement for the purposes of
Section 6.3(a) of the Company Stockholders Agreement.

     (c) Capitalization. The authorized capital stock of the Company consists of 250,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock. As of July 18, 2003, 70,031,724 shares of Company Common Stock were outstanding and no shares of preferred stock were outstanding. As of July 18, 2003, (i) those shares set forth in Section 3.1(c) of the Company Disclosure Schedule were reserved for issuance and issuable upon or otherwise deliverable under the Company's Long-Term Incentive Plan, Directors' Stock Incentive Plan, Employee Defined Contribution Stock Incentive Plan, Wealth Accumulation Plan, Employee Stock Purchase Plan, and the 2003 Annual Incentive Plan (collectively, the "Company Stock Plans") in connection with the exercise of outstanding Company Options and the vesting of outstanding Other Stock Awards and (ii) 2,308,656 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with Company's Liquid Yield Option Notes due 2021 issued under the (Zero Coupon-Senior) Indenture, dated as of May 4, 2001, as supplemented to the date hereof (the "Company LYONS"). All of the issued and outstanding shares of Company Common Stock are, and all shares of Company Common Stock which may be issued pursuant to the Company Stock Plans and Company LYONS, when issued in accordance with the terms of those plans, will be, validly issued, fully paid and non-assessable. Since July 18, 2003, no shares of Company Common Stock have been issued, other than upon exercise of Company Options or the Company LYONS or the vesting of Other Stock Awards and, for purposes of Section 6.2(a), except as otherwise permitted after the date hereof in accordance with Section 4.1(d)(i). Except for the Company Common Stock, Company Options, Other Stock Awards and Company LYONS, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company or any Subsidiary having the right to vote (or convertible into, exercisable, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote, including the Merger. As of the date hereof, except for Company Options and Other Stock Awards outstanding on the date hereof under the Company Stock Plans referred to in clause (i) above and the Company LYONS and except as otherwise disclosed in Section 3.1(c) of the disclosure schedule delivered by the Company to Parent and Merger Sub on the date of the execution of this Agreement (the "Company Disclosure Schedule"), there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments, or obligations which would require the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold shares of common stock, preferred stock or any other equity securities, or securities convertible into or exchangeable or exercisable for shares of common stock, preferred stock or any other equity securities of Company or any of its Subsidiaries. Section 3.1(c) of the Company Disclosure Schedule sets forth, as of July 18, 2003, a complete list of the number of shares of Company Common Stock subject to Company Options and Other Stock Awards, the dates of grant and (to the extent applicable) the exercise prices thereof. Annex 3.1(c) of the Supplemental Matters Letter sets forth a complete and accurate list as of July 18, 2003 of the names of each holder of Company Options and Other Stock Awards, the number of shares of Company Common Stock subject to Company Options and Other Stock Awards, the dates of grant and (to the extent applicable) the exercise prices thereof. Except as set forth in Section 3.1(c) of the Company Disclosure Schedule, the Company has no commitments, obligations or understandings to purchase or redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. Except as set forth in
Section 3.1(c) of the Company Disclosure Schedule, there are no stockholders' agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company or any preemptive rights with respect thereto. As of the date hereof, the record and, to the knowledge of the Company, beneficial ownership of and voting power in respect of, the capital stock of the Company with respect to the signatories to the Voting Agreement set forth in the Voting Agreement, is accurate in all material respects. No Subsidiary of the Company owns any Company Common Stock (other than as nominee record holder pursuant to the Company Stockholders Agreement for Principals and their Family Affiliates (as such terms are defined therein) who are the beneficial holders of such shares). As of the date hereof, there are outstanding (x) 38,764,790 Founder Shares (as defined in the Company Stockholders Agreement) that are subject to the Company Stockholders Agreement for purposes of the amendment provisions set forth in Section 6.3(a) thereof and
(y) 22,687,185 shares of Company Common Stock subject to Article II of the Company Stockholders Agreement. As of the date hereof, Section 3.1(c) of the Company Disclosure Schedule sets forth a true and correct list of (a) each Principal and the Family Affiliates of such Principal (as such terms are used in the Company Stockholders Agreement) holding Founders Shares that are subject to the Company Stockholders Agreement for purposes of the amendment provisions set forth in Section 6.3(a) thereof, setting forth with respect to each such Person
(x) the number of Founder Shares held by such Person that are subject to the Company Stockholders Agreement for purposes of the amendment provisions set forth in Section 6.3(a) thereof, (y) the number of Founder Shares held by such Person that are subject to Article II of the Company Stockholders Agreement and
(z) the number of Founder Shares held by such Person that are subject to the transfer restrictions set forth in Article I of the Company Stockholders Agreement.

     (d) Subsidiaries. The only Subsidiaries of the Company are those set forth in Section 3.1(d) of the Company Disclosure Schedule. All of the outstanding shares of capital stock and other ownership interests of each of the Company's Subsidiaries are validly issued, fully paid, non-assessable and free of preemptive rights, rights of first refusal or similar rights. The Company owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests or securities of each of its Subsidiaries, free and clear of any claim, lien, pledge, option, right of first refusal or offer, preemptive right, charge, security interest, mortgage, right-of-way, covenant, restriction, encumbrance or other rights of third parties ("Encumbrances"), and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any Subsidiary of the Company or which would require any Subsidiary of the Company to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests.

     (e) Other Interests. Except as set forth in Section 3.1(e) of the Company Disclosure Schedule and, for the purpose of Section 6.2(a), as otherwise permitted after the date hereof pursuant to Section 4.1(h), neither the Company nor any of the Company's Subsidiaries owns, directly or indirectly, any interest or investment in (whether equity or debt) any corporation, partnership, limited liability company, joint venture, business, trust or other Person (other than the Company's Subsidiaries).

     (f) No Conflict; Required Filings and Consents.

            (i) Except as set forth in Section 3.1(f)(i) of the Company Disclosure Schedule with respect to clause (C) below, neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder, nor the consummation of the transactions contemplated hereby, will:
(A) violate or conflict with the Company's Certificate of Incorporation or By-Laws; (B) assuming adoption of this Agreement by stockholders of the Company and assuming satisfaction of the requirements set forth in Section 3.1(f)(ii) below, violate any statute, law, ordinance, rule or regulation, applicable to the Company or any of its Subsidiaries or any of their properties or assets; or
(C) except for the consents, approvals and notices required to be obtained from or delivered to (as applicable) Clients under the Investment Contracts pursuant to this Agreement, violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of the Company or any of its Subsidiaries under, or result in the creation or imposition of any Encumbrance upon any properties, assets or business of the Company or any of its Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound or encumbered, or give any Person the right to require the Company or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind except, in the case of clauses (B) and (C), for such violations, breaches, conflicts, defaults, terminations, accelerations, encumbrances, purchase or repurchase obligations or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

            (ii) Except for (A) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (B) state securities or "blue sky" laws (the "Blue Sky Laws"), (C) applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), (D) rules and regulations of the NYSE, (E) the filing of the Certificate of Merger pursuant to the DGCL, (F) the matters set forth in Section 3.1(f)(ii) of the Company Disclosure Schedule (which schedule identifies the nature of each requirement listed thereon), (G) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), and (H) the consents, approvals and notices required or contemplated under the Investment Company Act of 1940, as amended (the "Investment Company Act"), no consent, approval or authorization of, permit from, notice to, or declaration, filing or registration with, any Governmental Authority is required to be made or obtained by the Company or its Subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such consent, approval, authorization, permit or declaration, to deliver such notice or to make such filing or registration would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (g) Compliance. (i) Except as set forth in Section 3.1(g) of the Company Disclosure Schedule, the Company and each of its Subsidiaries is in compliance with all foreign, federal, state and local laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as set forth in Section 3.1(g) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any written notice from a Governmental Authority asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and its Subsidiaries have all permits, Environmental Permits, licenses, grants, authorizations, easements, consents, certificates, approvals, orders and franchises (collectively, "Permits") from Governmental Authorities required to conduct their respective businesses as they are now being conducted, except for such Permits the failure of which to obtain, would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and its Subsidiaries are in compliance with the terms of the Permits, except for such noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

            (ii) The Company and each of its officers are in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such act or the Exchange Act (the "Sarbanes-Oxley Act") and (ii) the applicable listing and corporate governance rules and regulations of the NYSE. The Company has previously disclosed to Parent the information required to be disclosed by the Company and certain of its officers to the Company's Board of Directors or any committee thereof pursuant to the certification requirements contained in Form 10-K and Form 10-Q under the Exchange Act. Except as permitted by the Exchange Act, including, without limitation, Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has made, arranged or modified (in any material way) personal loans to any executive officer or director of the Company.

            (iii) The management of the Company has (i) designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company's auditors and the audit committee of the Company's Board of Directors
(A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. The Company has made available to Parent a summary of any such disclosure made by management to the Company's auditors and audit committee.

     (h) SEC Reports; Financial Statements.

            (i) The Company has delivered or made available to Parent true and complete copies of each registration statement, prospectus, proxy or information statement, form, report and other documents, together with any amendments thereto, required to be filed by it with the Securities and Exchange Commission (the "SEC") since December 31, 2000 (collectively, the "Company SEC Reports"). As of their respective filing dates, the Company SEC Reports (A) complied or, with respect to those not yet filed, will comply, in each case in all material respects with the then applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act and (B) did not, or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company has filed all Company SEC Reports required to be filed by it under the Exchange Act since December 31, 2000. The Company has heretofore made available or promptly will make available to Parent a complete and correct copy of all amendments or modifications to any Company SEC Report which has been filed prior to the date hereof. For purposes of all representations and warranties of the Company contained herein (other than this Section 3.1(h)(i) and Section 3.1(h)(ii)), the term the "Company SEC Reports" shall refer to those Company SEC Reports filed with the SEC prior to the date hereof. There are no outstanding comments from the SEC with respect to any of the Company SEC Reports. None of the Company's Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

            (ii) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Reports (i) complied or, with respect to those not yet filed, will comply, as to form in all material respects with the published rules and regulations of the SEC, including but not limited to those pursuant to the Sarbanes-Oxley Act, with respect thereto in effect at the time such Company SEC Reports were or are filed, (ii) fairly present, in all material respects, the consolidated financial position of the

Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended and
(iii) have been or, with respect to those not yet filed, will be, prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto) (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

            (iii) Except as set forth in Section 3.1(h)(iii) of the Company Disclosure Schedule, there are no liabilities or obligations of the Company or any Subsidiary thereof of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could be reasonably expected to result in such a liability or obligation, other than (A) liabilities or obligations disclosed and provided for in the consolidated balance sheet of the Company as of March 31, 2003 included in the Company SEC Reports or referred to in the notes thereto, (B) liabilities or obligations incurred in the ordinary course of business consistent with past practice since March 31, 2003 or (C) liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (i) Absence of Certain Changes. Except as set forth in Section 3.1(i) of the Company Disclosure Schedule and except for the transactions expressly contemplated hereby, since December 31, 2002, the Company and its Subsidiaries have, in all material respects, conducted their respective businesses only in the ordinary and usual course consistent with past practices and there has not been any Material Adverse Change of the Company. Except as set forth in Section 3.1(i) of the Company Disclosure Schedule and except as set forth in the Company SEC Reports, (1) from March 31, 2003 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any of the actions prohibited by Section 4.1 hereof (excluding for purposes of this representation and warranty Sections 4.1(d), (e), (h), (p) and (q) thereof), except as otherwise disclosed in the representations and warranties of the Company in this Section 3.1, and (2) from December 31, 2002 through the date of this Agreement, neither the Company nor any of its Subsidiaries (A) has had any material damage, destruction or loss (whether or not covered by insurance) with respect to any material assets of the Company or its Subsidiaries, (B) has incurred any obligation or liability (whether absolute, accrued, contingent or otherwise), except (x) in the ordinary course of business consistent with past practice or
(y) for obligations or liabilities which would not, individually or in the aggregate, have a Material Adverse Effect on the Company, or (C) has had any material Contract (other than Investment Contracts) cancelled, terminated, or materially adversely modified.

     (j) Litigation. Except as set forth in Section 3.1(j) of the Company Disclosure Schedule, there is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitration, investigation or inquiry by or before any court, governmental or other regulatory or administrative agency or commission or any other Person ("Action") instituted, pending or, to the knowledge of the Company, threatened, in each case against the Company or any of its Subsidiaries or any of their respective properties or assets or, to the knowledge of the Company, any of the Proprietary Funds, which would, individually or in the aggregate, have a Material Adverse Effect on the Company, nor is there any outstanding judgment, decree or injunction, in each case against the Company or any of its Subsidiaries or, to the knowledge of the Company, any of the Proprietary Funds, or any order of any Governmental Authority applicable to the Company or any of its Subsidiaries or, to the knowledge of the

Company, any of the Proprietary Funds, which has or will have, individually or in the aggregate, a Material Adverse Effect on the Company. There are no material SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or, to the knowledge of the Company with respect to SEC or other governmental inquiries or investigations, threatened, in each case regarding any accounting practices of the Company or any of its Subsidiaries or any malfeasance by any executive officer of the Company or any of its Subsidiaries.

     (k) Taxes. Except as set forth in the applicable subsection of Section 3.1(k) of the Company Disclosure Schedule:

           (i) The Company and each of its Subsidiaries has timely filed all material Tax Returns required to be filed by it in the manner provided by law and has paid (or the Company has paid on behalf of such Subsidiary) all Taxes shown thereon to be due or that the Company or any of its Subsidiaries are obligated to pay without the filing of a Tax Return. All such material Tax Returns are correct and complete in all material respects. The Company has provided adequate reserves in its most recent audited consolidated financial statements, as disclosed in the Company SEC Reports, for any material Taxes of the Company on any of its Subsidiaries that have not been paid, whether or not shown as being due on any Tax Returns.

           (ii) Neither the Company nor any of its Subsidiaries has (1) been granted any request for waivers or extensions of time, which are currently in effect, to assess any Taxes, or (2) requested any extensions of time, which are currently in effect, with respect to Tax Returns that were or are due to be filed.

           (iii) No claim for unpaid Taxes has been asserted against the Company or any of its Subsidiaries in writing by a Tax Authority that, if resolved in a manner unfavorable to the Company or any of its Subsidiaries, as the case may be, would have, individually or in the aggregate, a Material Adverse Effect on the Company.

           (iv) There are no Encumbrances upon the assets of the Company or any of its Subsidiaries relating to unpaid Taxes that would have, individually or in the aggregate, a Material Adverse Effect on the Company, except for Encumbrances for Taxes not yet due and payable.

           (v) No audit of any material Tax Return of the Company or any of its Subsidiaries is being conducted by a Tax authority.

           (vi) None of the Company and its Subsidiaries is party to any Tax allocation, indemnification or sharing agreement.

           (vii) None of the Company and its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (1) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law); (2) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing

Date; or (3) installment sale or intercompany transaction (as defined in Treasury Regulations section 1502-13) made on or prior to the Closing Date.

           (viii) Each of the Company and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder, or other third party.

           (ix) Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return (other than a group whose common parent was the Company).

           (x) Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any person (other than the Company and its Subsidiaries) under U.S. Treasury Regulation section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

           (xi) Neither the Company nor any of its Subsidiaries has any requests for material rulings in respect of Taxes pending between the Company or any Subsidiary and any Tax authority.

           (xii) The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for taxable years 1999 through 2002.

           (xiii) There is no contract or agreement, plan or arrangement by the Company or its Subsidiaries covering any Person that, individually or collectively, would constitute compensation in excess of the deduction limitation set forth in Section 162(m) of the Code.

As used herein, (i) "Tax" or "Taxes" shall mean all federal, state, local, foreign and other taxes, levies, imposts, assessments, impositions or other similar government charges, including, without limitation, income, estimated income, business, occupation, franchise, real property, payroll, personal property, sales, transfer, stamp, use, escheat, employment-related, commercial rent or withholding, net worth, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty, utility, environmental, value-added, recapture or other taxes, including any interest, penalties and additions (to the extent applicable) thereto, whether disputed or not; (ii) "Tax Authority" or "Taxing Authority" shall mean any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority; and (iii) "Tax Return" shall mean any report, return, document, declaration or other information or filing and any schedule or attachment thereto or amendment thereof, required to be supplied to any Taxing Authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

    (l) Employee Benefits.

          (i) Section 3.1(l)(i) of the Company Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of ERISA section 3(3)), each stock purchase, stock option, restricted stock and stock units, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, vacation and all other employee benefit plans, agreements, programs, policies or other arrangements relating to employment, benefits or entitlements, whether oral or written, whether or not subject to ERISA, under which (x) any current or former employee, director or consultant of the Company or any of its Subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its Subsidiaries or (y) the Company or any of its Subsidiaries has had or has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans".

          (ii) With respect to each Company Plan, Company has delivered or made available to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate written description) thereof and, to the extent applicable, (a) any related trust agreement, annuity contract or other funding instrument; (b) the most recent IRS determination letter; (c) any summary plan description and other written communications (or a description of any oral communications) by the Company or its Subsidiaries to their respective employees concerning the extent of the benefits provided under a Company Plan; (d) for the most recent year (1) the Form 5500 and attached schedules, (2) audited financial statements, (3) actuarial valuation reports, and (4) attorney's response to auditors' requests for information; and (e) a summary of any proposed amendments or changes anticipated to be made to the Company Plans at any time within the twelve months immediately following the date hereof.

          (iii) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company: (a) each Company Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws; (b) each Company Plan which is intended to be qualified within the meaning of
Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualification and, to the knowledge of the Company or its Subsidiaries, nothing has occurred, whether by action or failure to act, which could reasonably be expected to result in the loss of such qualification; (c) no event has occurred and no condition exists which would subject the Company or any of its Subsidiaries, either directly or by reason of its affiliation with any of its "ERISA Affiliates" (defined as any organization which is a member of a controlled group of organizations with the Company within the meaning of Sections 414(b), (c), (m) or (o) of the Code), to any liability, Tax, fine or penalty imposed by ERISA, the Code or other applicable laws; (d) for each Company Plan with respect to which a Form 5500 has been filed, no change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof; (e) with respect to any Company Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, (ii) no facts or circumstances exist that could give rise to any such actions, suits or claims; and (iii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the IRS or other governmental agencies are pending, threatened or in progress; and (f) neither the Company nor any other party has engaged in a prohibited transaction, as such term is defined under Section 4975 of the Code or ERISA section 406, which would subject the Company or Parent to any Taxes, penalties or other liabilities under Section 4975 of the Code or ERISA sections 409 or 502(i).

          (iv) Except as disclosed in Section 3.1(l)(iv) of the Company Disclosure Schedule and except as provided in Section 1.9 herein, (a) neither the Company nor any ERISA Affiliate has any announced plan or legally binding commitment to create any additional plans that would be Company Plans if in existence on the date of this Agreement or to amend or modify any existing Company Plan; and (b) no Company Plan provides for medical or health benefits (through insurance or otherwise) or provides for the continuation of such benefits or coverage for any participant or any dependent or beneficiary of any participant after such participant's retirement or other termination of employment, except as may be required by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA").

          (v) Except as disclosed in Section 3.1(l)(v) of the Company Disclosure Schedule, no Company Plan exists that, as a result of the execution of this Agreement or the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)), could reasonably be expected to result in (i) the payment to any current or former employee, director or consultant of any money or other property, or (ii) the provision of any benefits or other rights of any such employee, director or consultant or
(iii) the increase, acceleration or provision of any payments, benefits or other rights to any such employee, director or consultant, whether or not any such payment, right or benefit would constitute a "parachute payment" within the meaning of Section 280G of the Code.

          (vi) (a) No "accumulated funding deficiency" as such term is defined in ERISA section 302 and Section 412 of the Code (whether or not waived) has occurred with respect to any Company Plans, where any such material liability remains outstanding; and (b) no event or condition exists which could be deemed a "reportable event" within the meaning of ERISA section 4043 which could result in a material liability to the Company or any of its ERISA Affiliates.

          (vii) Neither the Company nor any Subsidiaries nor any ERISA Affiliate has ever contributed to, or withdrawn in a partial or complete withdrawal from, or has or had any liability or obligation in respect of any "multiemployer plan" (as defined in ERISA section 3(37). No Company Plan is a "multiple employer plan" as described in ERISA section 3(40) or Section 413(c) of the Code.

          (viii) No Company Plan is a collateral assignment split-dollar life insurance program which covers, or otherwise provides for "personal loans" to, executive officers (within the meaning of Section 402 of the Sarbanes-Oxley
Act).

          (ix) Except as set forth in Section 3.1(l)(ix) of the Company Disclosure Schedule, since August 2, 1999, the Company has not taken any action to amend, modify, supplement or terminate, or waive or consent to any noncompliance under, the Company Stockholders Agreement, the Non-Competition Agreement, dated as of August 2, 1999, among the Company and the other parties thereto, or any other noncompete and/or nonacceptance covenant, nonsolicitation covenant, covenant not to disclose confidential information or other similar agreement, in each of the foregoing cases with respect to (or otherwise affecting the rights or obligations of) (A) in each case as in existence as of the date of this Agreement with any Company Employee listed in Section 6.2(e) of the Parent Disclosure Schedule or who otherwise would reasonably be considered a key employee of the Company or any of its Subsidiaries (collectively, "Key Employees"), (B) any Principal (within the meaning of the Company Stockholders Agreement) currently employed by the Company or any of its Subsidiaries, or (C) any Principal whose employment or independent contractor status with the Company and its Subsidiaries terminated within the past three years (a "Former Principal"). The Company's Board of Directors has duly approved the amendments to the Company Stockholders Agreement set forth in the Amendment and Agreement.

    (m) Contracts. Each Contract of the Company and its Subsidiaries is valid, binding and enforceable and in full force and effect, and there are no defaults thereunder by the Company or its Subsidiaries or, to the knowledge of the Company, by any other party thereto, except for any such failure to be valid, binding and enforceable and in full force and effect or default which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness for borrowed money of the Company or any of its Subsidiaries to accelerate, or which does accelerate, the maturity of any Contract relating to indebtedness of the Company or any of its Subsidiaries, except for any such event which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Section 3.1(m) of the Company Disclosure Schedule sets forth a true and correct list, as of the date hereof, of each Contract to which the Company or any Subsidiary is a party or by which any of their respective properties or assets are bound.

    (n) Labor Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiaries. Except for any such event which would not, individually or in the aggregate, have a Material Adverse Effect on the Company, there is no labor strike, slowdown or work stoppage or lockout pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, there is no unfair labor practice charge or other employment related complaint pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries, and there is no representation claim or petition pending before the National Labor Relations Board.

    (o) Intellectual Property.

          (i) Except as would not have, individually or in the aggregate, a Material Adverse Effect on the Company, (x) the Company and/or each of its Subsidiaries owns, or is licensed or otherwise possesses sufficient rights to use all the Intellectual Property used in their businesses as currently conducted, free of Encumbrances, (y) the use of the Company Intellectual Property by the Company and its Subsidiaries does not constitute an infringement or misappropriation of any valid third party Intellectual Property right in existence as of the date hereof, (z) except for allegations that have since been resolved, neither the Company nor any of its Subsidiaries has received any written notice from any Person alleging that the use of any of the Company Intellectual Property or the operation of the Company's or its Subsidiaries' businesses infringes, dilutes (in the case of trademarks), or otherwise violates the Intellectual

Property of such Person. All Company Intellectual Property purportedly owned by the Company or any of its Subsidiaries is owned exclusively by same, free of adverse claims of ownership (including those of current and former employees and contractors) and will be available for use by the Surviving Corporation and its Affiliates after the Effective Time for all business purposes.

          (ii) Except as would not have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) no written claims, charges, or demands are currently pending or, to the knowledge of the Company, threatened by any Person with respect to the Company Intellectual Property; and (ii) there are no pending claims by the Company or any Subsidiary alleging or asserting that any Person has violated, misappropriated or infringed any of the Company Intellectual Property. The Company and its Subsidiaries have not licensed or otherwise permitted third parties to use any material proprietary Company Intellectual Property.

          (iii) As used herein, the term "Intellectual Property" shall mean all U.S. and foreign intellectual property, including without limitation, patents, patent applications and inventions; trademarks, service marks, trade names, trade dress, logos, including registrations and applications for the registration thereof; copyrights and registrations thereof; Internet domain name registrations; confidential and proprietary information, including trade secret rights, technologies, techniques and processes; computer software, programs and databases in any form, all versions, updates, corrections, enhancements, replacements, and modifications thereof, and all documentation related thereto, and including rights under and with respect to all applications, registrations, continuations, divisions, renewals, extensions and reissues of the foregoing. As used herein, "Company Intellectual Property" shall mean the Intellectual Property currently used in connection with the business of the Company or any of its Subsidiaries or owned or held for use by the Company or any of its Subsidiaries. All registrations and applications for any Company Intellectual Property owned by the Company or any of its Subsidiaries are listed in Section 3.1(o)(iii) of the Company Disclosure Schedule.

     (p) Affiliate Transactions. Except as set forth in the Company SEC Reports or as set forth in Section 3.1(p) of the Company Disclosure Schedule, from December 31, 2001 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Principal (as defined in the Company Stockholders Agreement), director or executive officer of the Company, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act (in each case if such Person were an executive officer of the Company) other than ordinary course of business employment agreements and similar employee arrangements otherwise set forth in
Section 3.1(l)(i) of the Company Disclosure Schedule to the extent required to be set forth therein (or any such ordinary course employment agreements and similar arrangements not required to be set forth in Section 3.1(l)(i) of the Company Disclosure Schedule by the limitations contained in the representation and warranty set forth in Section 3.1(l)(i) of this Agreement).

     (q) Environmental Matters. Other than exceptions to any of the following that, individually or in the aggregate, do not have, and would not have, a Material Adverse Effect on the Company:

          (i) Each of the Company and its Subsidiaries complies with all, and has not violated any, applicable Environmental Laws, and possesses and complies with all, and has not violated any, applicable Environmental Permits;

          (ii) there are and have been no releases of Materials of Environmental Concern or other conditions at any property owned, leased or operated now or, to the knowledge of the Company, in the past by the Company or any of its Subsidiaries, or at any other location, in circumstances that would reasonably be expected to result in liability to the Company or any of its Subsidiaries under any applicable Environmental Law or result in costs to the Company or any of its Subsidiaries arising out of any applicable Environmental Laws;

          (iii) no judicial, administrative, or arbitral proceeding (including without limitation any notice of violation or alleged violation) under any Environmental Laws to which the Company or any of its Subsidiaries is a party is pending or, to the knowledge of the Company, threatened, nor is the Company or any of its Subsidiaries the recipient of any request for information or, to the knowledge of the Company, the subject of any investigation, in connection with any matter that would reasonably be expected to result in such a proceeding, and, to the knowledge of the Company, there are no such proceedings against, investigations of or requests to any other Person that would reasonably be expected to adversely affect the Company of any its Subsidiaries;

          (iv) none of the Company or any of its Subsidiaries has entered into any consent decree or other agreement with any Governmental Authority, and none of the Company or its Subsidiaries is subject to any judgment, decree, order or similar requirement, in either case relating to any Environmental Laws or to Materials of Environmental Concern; and

          (v) neither the Company nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities under any Environmental Laws or concerning any Materials of Environmental Concern.

The Company has provided or made available to Parent true and complete copies of all Environmental Reports in the possession of the Company or any of its Subsidiaries, regarding any environmental matter that would reasonably be expected to materially affect the Company or any of its Subsidiaries.

As used herein, (i) "Environmental Laws" shall mean any and all laws, rules, orders, regulations, statutes, ordinances, legally enforceable guidelines, codes, decrees, or other legally enforceable requirement (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety; (ii) "Environmental Permits" shall mean any and all permits, licenses, registrations, approvals, notifications, exemptions and any other authorization required under any Environmental Laws; (iii) "Environmental Report" shall mean any report, study, assessment, audit, or other similar document that addresses any issue of actual or potential noncompliance with, actual or potential liability under or cost arising out of, or actual or potential impact on business in connection with, any Environmental Law or any proposed or anticipated change in or addition to any Environmental Laws and (iv) "Materials of

Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, molds, radioactivity, and any other substances of any kind, that is regulated pursuant to or could give rise to liability under any Environmental Laws.

    (r) Information Supplied. (i) The information supplied or to be supplied by the Company specifically for inclusion or incorporation in the registration statement on Form S-4 or any amendment or supplement thereto pursuant to which shares of Parent Common Stock issuable in the Merger will be registered with the SEC (the "Registration Statement") shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied or to be supplied by the Company specifically for inclusion in the proxy statement/prospectus or any amendment or supplement thereto (the "Proxy Statement") to be included in the Registration Statement and to be sent to the stockholders of the Company in connection with the meeting of Company stockholders party to the Stockholders Agreement, dated as of August 2, 1999, between the Company and the stockholders party thereto, as amended, modified or supplemented prior to the date hereof (the "Company Stockholders Agreement") held pursuant to Section 2.1 of the Company Stockholders Agreement for the purposes of adopting this Agreement and the Merger (the "Founders Pre-Meeting") and/or the Company stockholders meeting to adopt this Agreement and the Merger (collectively, the "Company Stockholders Meeting") shall not, on the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will, at the time of the Company Stockholders Meeting, comply as to form in all material respects with the requirements of the Exchange Act.

          (ii) Notwithstanding the foregoing, the Company makes no representations or warranties with respect to information that has been or will be supplied by Parent or Merger Sub, or their auditors, attorneys, financial advisers, other consultants or advisers, specifically for use or incorporation by reference in the Registration Statement or the Proxy Statement.

          (iii) Any proxy solicitation materials sent to Proprietary Fund shareholders pursuant to Section 5.3(c) shall not, on the date such proxy statement or other material is first mailed to such shareholders or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (s) Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill"), dated as of the date hereof, to the effect that, as of such date the Merger Consideration to be received by the holders of the Company Common Stock pursuant to the Merger is fair from a financial point of view to the holders of such shares, other than Parent and its affiliates. A written copy of such opinion will promptly be provided to Parent.

    (t) Brokers. No consultant, broker, finder or investment banker (other than Merrill) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Merrill pursuant to which Merrill would be entitled to any payment relating to the transactions contemplated hereby.

    (u) Board Approval. The Board of Directors of the Company, at a meeting duly called and held, by unanimous vote (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approved this Agreement, the Voting Agreement (for purposes of Section 203 of the DGCL) and the transactions contemplated hereby and thereby, including the Merger, and (iii) resolved, subject to Section 5.4, to recommend that the holders of the shares of Company Common Stock approve and adopt this Agreement and the transactions contemplated hereby, including the Merger. The Company hereby agrees to the inclusion in the Proxy Statement of the recommendation of the Board of Directors of the Company described in this Section 3.1(u) (subject to the right of the Board of Directors of the Company to withdraw, amend or modify such recommendation in accordance with Section 5.4).

    (v) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the "Required Company Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

    (w) No Other Agreements to Sell the Company or its Assets. The Company has no legal obligation, absolute or contingent, to any other Person to sell more than 5% of the assets of the Company, to sell more than 5% of the capital stock or other ownership interests of the Company or any of its Subsidiaries that would be a "significant subsidiary", as defined in Article 1, Rule 1-02 of Regulation S-K, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof ("Significant Subsidiaries"), or to effect any merger, consolidation or other reorganization of the Company or any of its Significant Subsidiaries or to enter into any agreement with respect thereto.

    (x) Takeover Laws; Rights Plan. The Company has taken all action required to be taken by it in order to exempt this Agreement, the Voting Agreement and the transactions contemplated hereby from, the requirements of any "moratorium", "control share", "fair price" or other antitakeover laws and regulations, including Section 203 of the DGCL. As of the date of this Agreement, the Company does not have any shareholder rights plan in effect.

    (y) Regulatory Reports. The Company, each of its Subsidiaries and each Proprietary Fund have filed all regulatory reports, schedules, forms, registrations and other documents in each case that are material to the Company, such Subsidiary or such Proprietary Fund, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2000 with (i) the SEC, (ii) any applicable domestic or foreign industry self-regulatory organization ("SRO"), including, without limitation, the NASD Inc. (the "NASD"), and (iii) all other applicable federal, state or foreign governmental or regulatory agency or authority (collectively with the SEC and the SROs, "Regulatory Agencies"), and have paid all fees and assessments due and payable in connection therewith. Except as disclosed in Section 3.1(y)(i) of the Company Disclosure Schedule and except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the Company and its Subsidiaries, no Regulatory Agency has initiated any material proceeding or, to the knowledge of the Company, material investigation or inquiry into the business or operations of the Company, any of its Subsidiaries or any Proprietary Fund, since December 31, 2000. Except as set forth in Section 3.1(y)(ii) of the Company Disclosure Schedule, there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries or any Proprietary Fund, in each case that is material to the Company.

    (z) Fund Filings, Etc.

          (i) The audited balance sheets of each Investment Company for which the Company or any of its Subsidiaries provide investment advisory services that is sponsored by the Company or any Subsidiary thereof and/or for which any of them act as a general partner, managing member or in a similar capacity (collectively, the "Proprietary Funds") as of December 31, 2002 and December 31, 2001 (or in the case of a Proprietary Fund that does not have fiscal years ending on December 31, the last of such Proprietary Fund's most recent comparable fiscal years), and the related financial statements for the years ended December 31, 2002 and 2001 (or in the case of a Proprietary Fund that does not have fiscal years ending on December 31, the last of such Proprietary Fund's most recent comparable fiscal years), as reported on by such Proprietary Fund's independent auditors have been prepared in accordance with GAAP, which have been consistently applied, except as otherwise disclosed therein, and present fairly, in all material respects, the financial position and other financial results of each Proprietary Fund at the dates and for the periods, stated therein. As used throughout this Agreement, "investment advisory services" shall mean acting as an investment advisor within the meaning of the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and "brokerage services" shall mean acting as a broker-dealer within the meaning of the Exchange Act.

          (ii) Since December 31, 2000, each Proprietary Fund has had (and now has) all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, Regulatory Agencies that are required (including by the rules of any SRO) in order to permit each of them to carry on its respective business as presently conducted, and such permits, licenses, certificates of authority, registrations, orders and approvals are in full force and effect, except where the failure to have or make or keep in full force and effect any permit, license, certificate of authority, registration, order or approval referred to above would not have a Material Adverse Effect on the Company. The conduct of its respective business by each Proprietary Fund has not, since December 31, 2000, and currently does not, violate or infringe any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license, rule or regulation including those of the SROs, which violation or infringement, individually or in the aggregate, would have a Material Adverse Effect on the Company.

          (iii) Each of the Company's and its Subsidiaries' officers, and employees which is or who are required to be registered as an investment adviser, a broker-dealer, a registered representative, a sales person or in any commodities-related capacity with the SEC, the securities commission, the National Futures Association, the NASD or any state or any SRO is duly registered as such and such registration is in full force and effect, except where the failure to be so registered or to have such registration in full force and effect would, individually or in the aggregate, not have a Material Adverse Effect on the Company.

          (iv) There are no proceedings pending (or, to the knowledge of the Company, threatened, nor to the knowledge of the Company has any event occurred or does any condition exist that is reasonably likely to form the basis for any proceeding) that is reasonably likely to result in the revocation, cancellation or suspension, or any adverse modification, of any permit, license, certificate of authority, order or approval referred to in Section 3.1(z)(iii), Section 3.1(z)(vii) or Section 3.1(z)(viii) having a Material Adverse Effect on the Company, and the execution and delivery of this Agreement and the consummation of any transactions contemplated hereby will not result in any such revocation, cancellation, suspension or modification which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

          (v) None of the Company or any of its Subsidiaries or, to the Company's knowledge, any Proprietary Funds, or any officer, director or employee thereof, is a party or subject to any order, judgment or decree (other than exemptive orders) relating to its business with or by any federal, state, local or foreign Regulatory Agencies, except where such order, judgment or decree, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

          (vi) Since December 31, 2000, there has existed no "out of balance" condition, pricing error or similar condition with respect to any customer account maintained by the Company or any Subsidiary, or any Proprietary Fund, except for such conditions, individually or in the aggregate, as have since been rectified and have not had and would not have a Material Adverse Effect on the Company and, for the purposes of Section 6.2(a) in the case of any such event occurring after the date hereof, that is material to the Company.

          (vii) Section 3.1(z)(vii) of the Company Disclosure Schedule sets forth a complete list as of the date of this Agreement of the Company and each Subsidiary of the Company which is registered or licensed as (i) a broker-dealer under the Exchange Act or under any similar state or foreign laws, (ii) a futures commission merchant, commodities trading adviser, commodity pool operator or introducing broker under the Commodities and Futures Trading Act or under any similar state or foreign laws, (iii) an investment adviser under the Investment Advisers Act or under any similar state or foreign laws, (iv) a bank or trust company, or (v) an insurance company, in each case together with a listing of all such registrations and licenses held with all applicable Regulatory Agencies.

          (viii) Section 3.1(z)(viii) of the Company Disclosure Schedule sets forth a complete list as of the date of this Agreement of all securities exchanges, commodities exchanges, boards of trade and similar organizations in which Company and its Subsidiaries hold memberships or have been granted trading privileges.

          (ix) Each current prospectus (which term, as used in this Agreement, shall include any related statement of additional information and any private placement memorandum), as amended or supplemented, relating to each Proprietary Fund, and all current supplemental advertising and marketing material relating to each Proprietary Fund complies with the Securities Act and the Investment Company Act, applicable state laws and, where applicable, the rules of the NASD, except for noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. None of such prospectuses, amendments, supplements or supplemental advertising and marketing materials, as of their respective dates, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

    (aa) Investment Contracts; Proprietary Funds and Clients.

          (i) As of the Base Date, the aggregate amount of assets for which the Company and its Subsidiaries (x) provided investment advisory services pursuant to Advisory Contracts, (y) provided investment advisory services pursuant to PAM Advisory Contracts, and (z) provided administration, trust or other fiduciary services pursuant to Investment Contracts (but for which the Company and its Subsidiaries did not provide investment advisory services), is (in the case of each of (x), (y) and (z)) set forth in Annex 3.1(aa)(i) of the Supplemental Matters Letter.

          (ii) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (x) each Investment Contract and any subsequent renewal thereof has at all times since December 31, 2000 been (and currently is) duly authorized, executed and delivered by the Company or its applicable Subsidiary and, to the knowledge of the Company, each other party thereto and, to the extent applicable, adopted in compliance with Section 15 of the Investment Company Act, and at all such times has been a valid and binding agreement of the Company or its applicable Subsidiary and, to the knowledge of the Company, each other party thereto, enforceable in accordance with its terms (subject to bankruptcy, insolvency, moratorium, fraudulent transfer and similar laws affecting creditors' rights generally and to general equity principles), and (y) each of the Company and its Subsidiaries has been at all times since December 31, 2000 (and currently is) in compliance with the terms of each Investment Contract to which it is a party (including without limitation the applicable investment guidelines and restrictions thereunder, where applicable), and no event has occurred or condition exists that constitutes or with notice or the passage of time would constitute a default thereunder.

          (iii) Except as set forth in Section 3.1(aa)(iii) of the Company Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, none of the Investment Contracts, or any other arrangements or understandings relating to rendering of investment advisory, administration, brokerage, trust, other fiduciary or distribution services contains any undertaking by the Company or any Subsidiary to cap fees or to reimburse any or all fees thereunder resulting in an effective fee rate lower than that stated in such Investment Contract (or other applicable arrangement). As used herein, (i) the term "Client" means any Person to which the Company or any Subsidiary provides investment advisory, administration, brokerage, trust, other fiduciary or distribution services on the date hereof and (ii) the term "Investment Contract" means each contract or agreement in effect on the date hereof to which the Company or any Subsidiary is a party pursuant to which the Company or any Subsidiary provides to any Client investment advisory, distribution, brokerage, trust, other fiduciary or administrative services.

           (iv) Since December 31, 2000, each Proprietary Fund has been operated in compliance with its respective objectives, policies and offering document descriptions, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The accounts of each Client that is subject to ERISA have been managed and otherwise serviced by the Company and its Subsidiaries such that the Company and its Subsidiaries, in the exercise of such management, are in compliance with the applicable requirements of ERISA and the Code, and consummation of the transactions contemplated hereby will not result in a violation of such ERISA requirements, except where such lack of compliance or violation would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

           (v) Each Proprietary Fund that is eligible to elect to be treated as a "regulated investment company" under Subchapter M of Chapter 1 of Subtitle A of the Code has so elected, and each such Proprietary Fund has qualified as a "regulated investment company" and each such Proprietary Fund has complied with all applicable provisions of law necessary to preserve and retain such Proprietary Fund's election and status as a regulated investment company, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Each Proprietary Fund identified in the Section 3.1(aa)(v) of the Company Disclosure Schedule as being a tax-exempt municipal bond Proprietary Fund has satisfied the requirements of Section 852(b)(5) of the Code and is qualified to pay exempt interest dividends as defined therein, except for where the failure to so comply with the requirements of Section 852(b)(5) would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as set forth in Section 3.1(aa)(v) of the Company Disclosure Schedule, each Proprietary Fund has timely filed all federal, state, local and foreign income and other Tax Returns that such Proprietary Fund is required to file, except for such Tax Returns the failure of which to timely file would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

           (vi) To the knowledge of the Company, and except for any failures of the following to be true and correct that would not be material to the Company, since December 31, 2000 (i) the names and addresses of Clients set forth in the books and records of the Company and its Subsidiaries have been (and are) accurate and complete (and correctly reflect the factual information relating to the underlying Client in interest); (ii) all account statements and similar materials of the Company and its Subsidiaries have been (and are) correct and complete, have been (and are) mailed to the name and address on record with the Company for each account of such Clients, and have been (and are) in fact received by the underlying Client in interest (and no other account statements or similar materials purporting to set forth account holdings and/or fee information have been (or are) mailed or otherwise sent or delivered to any such Client by the Company, any of its Subsidiaries, or any of their respective employees or agents); and (iii) all post office box or "care of" designations to which any account statements or similar materials are mailed have been (and are) requested by the applicable underlying Client in interest.

          (bb) Regulatory Compliance. Except where the violation of any of the representations and warranties contained in this Section 3.1(bb), individually or in the aggregate, would not have a Material Adverse Effect on the Company:

               (i) (A) Each Proprietary Fund required by law to be so registered is duly registered as an investment company under the Investment Company Act;
(B) the shares of each Proprietary Fund are duly and validly issued, fully paid and nonassessable and are qualified for sale, or an exemption therefrom is in full force and effect; (C) all outstanding shares of each Proprietary Fund that were required to be registered under the Securities Act have been sold pursuant to an effective registration statement filed thereunder; and (D) to the knowledge of the Company in the case of documents applicable to the Proprietary Funds, no such registration statement contained, as of its effective date, any untrue statement of a material fact or omitted to state a material fact required to be stated therein in order to make the statements therein not misleading or is subject to any stop order similar order restricting its use.

               (ii) Each Proprietary Fund that is a registered Investment Company has duly adopted procedures pursuant to Rule 17e-1 under the Investment Company Act, to the extent applicable.

               (iii) The Company and each of its Subsidiaries has adopted a formal code of ethics (to the extent required under applicable law) and a written policy regarding insider trading. Such code and policy comply, in all material respects, to the extent applicable thereto, with Section 17(j) of the Investment Company Act, Rule 17j-1 thereunder and Section 204A of the Investment Advisers Act, respectively. The policies of the Company and its Subsidiaries with respect to avoiding conflicts of interest are as set forth in their most recent Forms ADV and BD (or incorporated by reference therein) (as applicable). As of the date hereof and to the knowledge of the Company, there have been no material violations or allegations of material violations of such policies that have occurred or been made.

               (iv) Neither the Company nor, to the Company's knowledge, any Proprietary Fund, and, to the Company's knowledge, no person "associated" (as defined under the Investment Advisers Act) with any Company or any Proprietary Fund, has for a period not less than five years prior to the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Investment Advisers Act or Rule 206(4)-4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act, or for disqualification as an investment adviser for any Registered Investment Company pursuant to Section 9(a) of the Investment Company Act, and to the Company's knowledge there is no basis for, or proceeding or investigation that is reasonably likely to become the basis for, any such disqualification, denial, suspension or revocation.

     (cc) Agreements with Regulatory Agencies. Except as set forth in Section 3.1(cc) of the Company Disclosure Schedule, none of the Company, any of its Subsidiaries or any Proprietary Fund is subject to any material cease-and-desist or other order issued by, or is a party to any material written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any material order or directive issued by, or is a recipient of any supervisory letter from or has adopted any board resolutions at the request of, any Regulatory Agency or other Governmental Authority that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the Company Disclosure Schedule, a "Company Regulatory Agreement"), nor has the Company, any of its Subsidiaries or any Proprietary Fund been advised since December 31, 2000 by any Regulatory Agency or other Governmental Authority that it is considering issuing or requesting any such Company Regulatory Agreement.

     (dd) Books and Records. The books, records and accounts of the Company and each of its Subsidiaries are maintained, in all material respects, in accordance with the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether the Company or its Subsidiaries are subject to that section), including the maintenance of a system of internal controls that provides reasonable assurance that (i) transactions are executed with management's authorization;
(ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company and to maintain accountability for the Company's consolidated assets; (iii) access to the Company's assets is permitted only in accordance with management's authorization; (iv) the reporting of the Company's assets is compared with existing assets at reasonable intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

     (ee) Bank Holding Company Act; FDIC. Neither the Company nor any of its Subsidiaries owns or "controls" (as defined in Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder (the "BHCA")) a "bank" (as defined in Section 2(c) of the
BHCA) or a "bank holding company" (as defined in Section 2(a)(i) of the BHCA). Neither the Company nor any of its Subsidiaries is an "insured depository institution" under the Federal Deposit Insurance Act.

     3.2 Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

     (a) Organization and Qualification. Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own and operate its business as presently conducted. Merger Sub is duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures of Parent to be so qualified as would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each of Parent and Merger Sub has previously made available to the Company, true and correct copies of its Certificate of Incorporation and By-laws, as currently in effect.

     (b) Authorization; Validity and Effect of Agreement. Each of Parent and Merger Sub has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Sub and the performance by each of Parent and Merger Sub of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent (or a duly authorized committee thereof) and the Board of Directors of Merger Sub and all other necessary corporate action on the part of Parent and Merger Sub, and, subject to the succeeding sentence, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and the transactions contemplated hereby. Immediately following execution of this Agreement by the parties hereto, Parent shall execute and deliver to Merger Sub a written consent adopting this Agreement in its capacity as sole stockholder of Merger Sub. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (c) Capitalization. The authorized capital stock of Parent consists of (i) 600,000,000 shares of Parent Common Stock and (ii) 38,000,000 shares of preferred stock, par value $1.00 per share ("Parent Preferred Stock"). Regarding the Parent Preferred Stock, as of the date of this Agreement, (A) 1,000 shares have been designated as "Redeemable Preferred Stock" (the "Redeemable Preferred"), (B) 8,000,000 shares have been designated as "Cumulative Voting Preferred Stock" (the "Cumulative Preferred"), (C) 13,000,000 shares have been designated as "Cumulative Convertible Voting Preferred Stock, Series A" (the "Series A Preferred"), (D) 13,000,000 shares have been designated as "Cumulative Convertible Voting Preferred Stock, Series B" (the "Series B Preferred"), (E) 575,000 shares have been designated as "5.94% Cumulative Preferred Stock, Series C" (the "Series C Preferred"), (F) 46,000 shares have been designated as "5.67% Cumulative Preferred Stock, Series D" (the "Series D Preferred"), and (G) 57,500 shares have been designated as "Fixed/Adjustable Rate Cumulative Preferred Stock, Series E" (the "Series E Preferred"). As of June 30, 2003, 241,910,856 shares of Parent Common Stock were outstanding (after deducting 18,725,231 shares of Parent Common Stock held in Parent's treasury), (A) no shares of Redeemable Preferred were outstanding, (B) no shares of Cumulative Preferred were outstanding, (C) no shares of Series A Preferred were outstanding, (D) no shares of Series B Preferred were outstanding, (E) 500,000 shares of Series C Preferred were outstanding, (F) 40,000 shares of Series D Preferred were outstanding, and (G) 50,000 shares of Series E Preferred were outstanding. As of November 30, 2002, (i) 152,897,043 shares of Parent Common Stock were reserved for issuance and issuable upon or otherwise deliverable under Parent's stock award plans (collectively, the "Parent Stock Plans") in connection with the exercise of outstanding stock options and the vesting of other stock awards and
(ii) 5,202,914 shares of Parent Common Stock were reserved for issuance and issuable upon conversion (subject to the occurrence of certain events) of Parent's $500,000,000 aggregate principal amount of Floating Rate Convertible Notes Due April 1, 2022. All of the issued and outstanding shares of Parent Common Stock are, and all shares of Parent Common Stock which may be issued pursuant to the Parent Stock Plans, when issued in accordance with the terms of those plans, will be, validly issued, fully paid and non-assessable. From June 30, 2003 to the date of this Agreement, no shares of Parent Preferred Stock have been issued, and no shares of Parent Common Stock have been issued other than upon exercise of stock options and the vesting of other stock awards. As of the date of this Agreement, except for Parent Common Stock, options to purchase Parent Common Stock and other stock awards outstanding under the Parent Stock Plans and the securities referred to in clause (ii) above, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Parent having the right to vote (or convertible into, exercisable, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. As of the date of this Agreement, except for options to purchase Parent Common Stock and other stock awards outstanding under Parent Stock Plans referred to in clause (i) above and the securities referred to in clause (ii) above, and except for the transactions contemplated hereby and as otherwise disclosed in Section 3.2(c) of the disclosure schedule delivered by Parent and Merger Sub to the Company on the date of the execution of this Agreement (the "Parent Disclosure Schedule"), there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments, or obligations which would require Parent to issue, deliver or sell or cause to be issued, delivered or sold shares of common stock, preferred stock or any other equity securities, or securities convertible into or exchangeable or exercisable for shares of common stock, preferred stock or any other equity securities of Parent. As of the date of this Agreement, except as set forth in Section 3.2(c) of the Parent Disclosure Schedule or as set forth in the Parent SEC Reports, Parent has no commitments, obligations or understandings to purchase or redeem or otherwise acquire any shares of Parent Common Stock.

     (d) No Conflict; Required Filings and Consents.

               (i) Except as set forth in Section 3.2(d) of the Parent Disclosure Schedule with respect to clause (C) below, neither the execution and delivery of this Agreement nor the performance by each of Parent and Merger Sub of its obligations hereunder, nor the consummation of the transactions contemplated hereby, will: (A) violate or conflict with Parent's Certificate of Incorporation or By-Laws; (B) assuming satisfaction of the requirements set forth in Section 3.2(d)(ii) below, violate any statute, law, ordinance, rule or regulation, applicable to Parent or any of its Subsidiaries or any of their properties or assets; or (C) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Parent or any of its Subsidiaries under, or result in the creation or imposition of any Encumbrance upon any properties, assets or business of Parent or any of its Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets or properties is bound or encumbered, or give any Person the right to require Parent or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind except, in the case of clauses (B) and (C), for such violations, breaches, conflicts, defaults, terminations, accelerations, encumbrances, purchase or repurchase obligations or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

               (ii) Except for (A) the pre-merger notification requirements of the HSR Act, (B) Blue Sky Laws, (C) applicable requirements of the Securities Act, (D) rules and regulations of the NYSE, (E) the filing of the Certificate of Merger pursuant to the DGCL, (F) with respect to matters set forth in Section 3.2(d)(ii) of the Parent Disclosure Schedule, (G) applicable requirements, if any, of the Exchange Act, and (H) the consents, approvals and notices required or contemplated under the Investment Company Act, no consent, approval or authorization of, permit from, notice to, or declaration, filing or registration with, any Governmental Authority is required to be made or obtained by Parent or its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby, except where the failure to obtain such consent, approval, authorization, permit or declaration, to deliver such notice or to make such filing or registration would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     (e) Compliance.

               (i) Parent and each of its officers are in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and (ii) the applicable listing and corporate governance rules and regulations of the NYSE. Except as permitted by the Exchange Act, including, without limitation, Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, neither Parent nor any of its Affiliates has made, arranged or modified (in any material way) personal loans to any executive officer or director of Parent.

               (ii) The management of Parent has (i) designed disclosure controls and procedures to ensure that material information relating to Parent, including its consolidated Subsidiaries, is made known to the management of Parent by others within those entities, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to Parent's auditors and the audit committee of Parent's Board of Directors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect Parent's ability to record, process, summarize and report financial data and have identified for Parent's auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal controls.

     (f) SEC Reports; Financial Statements.

               (i) Parent has delivered or made available to the Company true and complete copies of each Form 10-K, Form 10-Q, Form 8-K, registration statement under the Securities Act, and proxy or information statement, together with any amendments thereto, required to be filed by it with the SEC since November 30, 2000 (collectively, the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports (A) complied, or, with respect to those not yet filed, will comply, in all material respects with the then applicable requirements of the Securities Act and the Exchange Act and the Sarbanes-Oxley Act and (B) did not, or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Parent has filed all required Parent SEC Reports required to be filed by it under the Exchange Act since November 30, 2000. Parent has heretofore made available or promptly will make available to the Company a complete and correct copy of all amendments or modifications to any Parent SEC Report which has been filed prior to the date hereof. For purposes of all the representations and warranties of Parent and Merger Sub contained herein (other than this Section 3.2(f)(i) and Section 3.2(f)(ii)), the term the "Parent SEC Reports" shall refer only to those Parent SEC Reports filed with the SEC prior to the date hereof. There are no outstanding comments from the SEC with respect to any of the Parent SEC Reports.

               (ii) The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included in the Parent SEC Reports (i) complied or, with respect to those not yet filed, will comply, as to form in all material respects with the published rules and regulations of the SEC, including but not limited to those pursuant to the Sarbanes-Oxley Act, with respect thereto in effect at the time such Parent SEC Reports were or are filed,
(ii) fairly present, in all material respects, the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended and (iii) have been or, with respect to those not yet filed, will be, prepared in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto) (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     (g) Information Supplied. (i) The information supplied or to be supplied by Parent specifically for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied or to be supplied by Parent specifically for inclusion in the Proxy Statement to be sent to the stockholders of the Company in connection with the Company Stockholders Meeting shall not, on the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (ii) Notwithstanding the foregoing, Parent makes no representations or warranties with respect to information that has been or will be supplied by the Company or its auditors, attorneys, financial advisers, other consultants or advisers, specifically for use or incorporation by reference in the Registration Statement or the Proxy Statement.

     (h) Brokers. The Company will not be liable for any brokerage, finder's or other fee or commission to any consultant, broker, finder or investment banker in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

     (i) Vote Required. No vote of the holders of any class or series of Parent's capital stock is necessary to approve the issuance of shares of Parent Common Stock pursuant to the Merger, this Agreement or any of the transactions contemplated hereby, including the Merger.

     (j) No Prior Activities. Merger Sub has not incurred nor prior to the Closing will it incur any liabilities or obligations, except those incurred in connection with its organization and with the negotiation of this Agreement and the performance hereof, and the consummation of the transactions contemplated hereby, including the Merger. Except as contemplated by this Agreement, Merger Sub has not engaged in any business activities of any type or kind whatsoever, or entered into any agreements or arrangements with any person or entity, or become subject to or bound by any obligation or undertaking. As of the date hereof, all of the issued and outstanding capital stock of Merger Sub is owned beneficially and of record by

Parent, free and clear of all Encumbrances (other than those created by this Agreement and the transactions contemplated hereby).

     (k) Absence of Certain Changes. Since November 30, 2002, there has not been any Material Adverse Change of Parent.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     4.1 Covenants of Company. Except as set forth in Section 4.1 of the Company Disclosure Schedule, the Company covenants and agrees that, during the period from the date hereof to the earlier of the termination of this Agreement in accordance with its terms and the Effective Time (except as otherwise specifically contemplated by the terms of this Agreement), unless Parent shall otherwise consent in writing, (i) the businesses of the Company and its Subsidiaries shall be conducted, in all material respects, in the ordinary course of business and in a manner consistent with past practice and, in all material respects, in compliance with applicable laws, including without limitation the timely filing of all reports, forms or other documents with the SEC required pursuant to the Securities Act, the Exchange Act or the Sarbanes-Oxley Act; and (ii) the Company shall use its reasonable best efforts consistent with the foregoing to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of the present officers and key employees of the Company and its Subsidiaries and to preserve, in all material respects, the present relationships of the Company and its Subsidiaries with Clients and other persons with which the Company or any of its Subsidiaries has significant business relations. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries shall (except as set forth in Section 4.1 of the Company Disclosure Schedule and except as otherwise specifically contemplated by the terms of this Agreement), between the date of this Agreement and the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, directly or indirectly do, any of the following without the prior written consent of Parent:

     (a) make or commit to make any capital expenditures, other than (i) expenditures for routine or emergency maintenance and repair and (ii) expenditures that do not exceed $250,000 individually or $10,000,000 in the aggregate for all expenditures made pursuant to this clause (ii), provided that Parent's prior written consent to any other capital expenditures requested to be made by the Company shall not be unreasonably withheld or delayed if such expenditures were included in the Company's 2003 capital expenditure budget provided by the Company to Parent prior to the date of this Agreement;

     (b) incur any indebtedness for borrowed money or guarantee such indebtedness of another Person (other than the Company or a wholly owned Subsidiary of the Company) or enter into any "keep well" or other agreement to maintain the financial condition of another Person (other than the Company or a wholly owned Subsidiary of the Company) or make or modify any loans (including any extension of credit to any officer or director of the Company or any affiliate in violation of the Sarbanes-Oxley Act) or advances of borrowed money or capital contributions to, or equity investments in, any other Person (other than the Company or a wholly owned

Subsidiary of the Company or an Investment Company for which the Company provides investment advisory services or acts as general partner or managing partner, to the extent required pursuant to contractual arrangements existing on the date hereof) or issue or sell any debt securities, other than (i) borrowings under existing agreements in the ordinary course of business consistent with past practice not to exceed $25,000,000 in the aggregate outstanding at any time, (ii) in the ordinary course of business consistent with past practice pursuant to the Company's stock borrowing and stock loan conduit business and margin financing business in respect of the Company's "Prime Brokerage", "Correspondent Clearing" and "Private Asset Management" businesses, (iii) short-term borrowing in the ordinary course of business to finance trade settlements in the Company's brokerage business (to the extent clients have not funded their trades prior to the required settlement dates), (iv) intercompany indebtedness between the Company and any of its wholly owned Subsidiaries or between such wholly owned Subsidiaries or (v) as otherwise expressly permitted pursuant to Section 4.1(h);

     (c) (i)(x) amend its Certificate of Incorporation or By-Laws or (y) amend the charter or by-laws of any of its Subsidiaries; (ii) split, combine or reclassify the outstanding shares of its capital stock or other ownership interests or declare, set aside or pay any dividend payable in cash, stock or property or make any other distribution with respect to such shares of capital stock or other ownership interests (except that a wholly owned Subsidiary may declare and pay a dividend to its parent, and the Company may declare and pay regular quarterly dividends not in excess of $0.075 per share per quarter in the ordinary course of business and with regular declaration and record dates);
(iii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other ownership interests; or (iv) except as permitted by Section 4.1(d), sell or pledge any stock of any of its Subsidiaries;

     (d) (i) other than upon exercise of outstanding Company Options, the conversion of Company LYONS, the vesting of outstanding Other Stock Awards (as disclosed in Section 3.1(c) of the Company Disclosure Schedule), or the issuance or sale in the ordinary course of business consistent with past practice of additional restricted shares to commissioned Company Employees currently participating in and pursuant to the Company's Wealth Accumulation Plan pursuant to elections made by such employees in calendar 2002, issue or sell or agree or offer to issue or sell, or accelerate the vesting of or right to receive, or grant, confer or award any options, warrants, convertible securities or rights of any kind to acquire any shares of, its capital stock of any class or make any contributions to the DCSIP, except that the Company may reallocate shares forfeited under the DCSIP to other DCSIP participants, and may make grants of Other Stock Awards in the form of restricted stock in the ordinary course of business consistent with past practice to (A) newly hired employees, with Parent's prior written consent (such consent not to be unreasonably withheld or delayed), and (B) current employees of the Company solely upon promotion, with Parent's prior written consent (such consent not to be unreasonably withheld or delayed), provided that in no event may any of the foregoing awards (x) be granted to any one individual having a value, as of the date of grant, that is equal to or greater than $250,000, (y) provide for the acceleration of vesting of such awards upon the consummation of the transactions contemplated under this Agreement or (z) have a value, in the aggregate, of more than $3,000,000 (based on the value of each such award as of the date such award was granted); (ii) except in the ordinary course of business consistent with past practice and except for sales or dispositions of obsolete assets, sell, pledge, lease, license, dispose of or encumber in whole or in part any assets (including, without limitation, any Intellectual Property or indebtedness owed to them or any claims held by them) or agree to do any of the foregoing; or (iii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets (other than inventory and other immaterial assets in the ordinary course of business consistent with past practice), or make any investment, either by purchase of stock or other securities, or contribution to capital, in any other Person, other than investments expressly permitted by Section 4.1(h) hereof;

     (e) (i) hire any new employees of the Company or any of its Subsidiaries, other than (x) secretaries, receptionists, clerical personnel and persons holding similar positions and (y) any employee whose aggregate annual compensation will be less than $250,000, who does not receive compensation based upon a share of revenues or profits derived from particular Clients, and who is an "at will" employee, provided that guaranteed annual compensation levels within such $250,000 annual limitation and/or severance arrangements otherwise permitted hereunder will not prevent an employee from being deemed "at will" for purposes of this clause (y) so long as they are not accompanied by an employment commitment from the Company or any of its Subsidiaries, and provided, further, that the Company shall give Parent written notice of any persons hired pursuant to this clause (y) at the end of each calendar month to the extent any such persons have the title of senior vice president or managing director (or hold substantially similar duties to persons holding such titles or more senior persons), (ii) grant any severance, retention or termination pay under its severance or termination pay policies or agreements in effect on the date hereof or enter into any employment, retention or severance agreement or arrangement with any officer, director or employee, or (iii) terminate the employment of any Principal (as defined in the Company Stockholders Agreement) or any employee listed in Section 5.5(c) or Section 6.2(e) of the Parent Disclosure Schedule;

     (f) (i) adopt, amend or terminate any bonus, profit sharing, compensation, stock option, stock award, pension, retirement, deferred compensation, employment, severance, retiree welfare, or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee, (ii) increase in any manner or accelerate the payment of the compensation or fringe benefits of any director, officer or employee, other than in the ordinary course of business consistent with past practice in the case of employees other than Key Employees (including without limitation any employee selected to participate in the Retention Bonus Pool), Principals (as defined in the Company Stockholders Agreement) and Former Principals, provided that any such increases pursuant to this clause (ii) do not exceed $1 million per annum of compensation in the aggregate and do not exceed 20% of an employee's current total compensation as of the date of this Agreement if such current total compensation is less than $100,000 per annum or 10% of an employee's current total compensation as of the date of this Agreement if such current total compensation is $100,000 or more per annum, or (iii) grant, confer, award or pay any forms of cash incentive, bonuses or other benefit, in each case described in clauses (i), (ii) and (iii), except as required by any existing Company Plan or as required by applicable law;

     (g) enter into, amend or waive in any material respect, or terminate, any Contract (other than Investment Contracts, including Investment Contracts described in clause (v) of the definition of Contract set forth in Section 8.11(g));

     (h) purchase or sell (or enter into or amend any contract, agreement or other arrangement involving the purchase or sale of), directly or indirectly, securities or other financial instruments for the Company's or any of its Subsidiaries' own accounts (including without limitation derivative securities or other derivative financial instruments and short sales), provided that the Company may invest in money market and other investment-grade debt securities for passive investment purposes, and may invest in other debt securities for passive investment purposes provided that such other investments in debt securities do not exceed $5 million in the aggregate, and provided, further, that the Company may invest in Proprietary Funds in the ordinary course of business consistent with past practice, and provided, further, that this clause
Section 4.1(h) shall not prevent any investments that are expressly permitted by
Section 4.1(b) hereof;

     (i) enter into any collective bargaining agreements;

     (j) change in any material respect its tax or accounting policies or make any material reclassification of assets or liabilities except as required by law or GAAP;

     (k) change or make any new Tax elections, change any annual tax accounting period, change materially any method of accounting with respect to Taxes, file any amended Tax Return, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, or settle or compromise any material federal, state, local or foreign Tax liability;

     (l) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except the payment, discharge or satisfaction of (i) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with the terms thereof as in effect on the date hereof or (ii) claims settled or compromised to the extent permitted by Section 4.1(m), or waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing material contract, agreement, commitment, understanding or other arrangement (including without limitation any waiver of noncompetition or nonsolicitation provisions of any contract, agreement, commitment, understanding or other arrangement);

     (m) settle or compromise any Action, other than (i) settlements not in excess of amounts reserved for (specifically or generally) in the most recent consolidated financial statements of the Company included in the Company SEC Reports filed prior to the date of this Agreement or acknowledged by the insurer to be covered by existing insurance coverages of the Company and (ii) other settlements or compromises which do not exceed $1,000,000 individually or $3,000,000 in the aggregate (provided in any of the foregoing cases that such settlement or compromise does not involve any material nonmonetary obligations on the part of the Company or any of its Subsidiaries);

     (n) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger) or otherwise alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure and ownership of any Subsidiary of the Company;

     (o) make any payment to an Affiliate (other than the Company or any of its Subsidiaries), except in accordance with the terms of any contract or compensation arrangement in effect on the date hereof to employees or directors in the ordinary course of business and in accordance with Section 4.1(f);

     (p) amend, modify, supplement or terminate, or agree to waive or consent to any noncompliance under, or fail to diligently enforce the Company's and its Subsidiaries' rights under, (x) the Company Stockholders Agreement, (y) any noncompete agreement, nonsolicitation and/or nonacceptance agreement, covenant not to disclose confidential information or other similar agreement with respect to any current or former employee or independent contractor of the Company or its Subsidiaries in effect as of the date hereof (provided that, in the case of any such agreement or covenant with a current or former employee or independent contractor who is not a Key Employee (including without limitation any employee selected to participate in the Retention Bonus Pool), Principal (within the meaning of the Company Stockholders Agreement) or Former Principal, Parent's consent pursuant to this Section 4.1(p)(y) shall not be unreasonably withheld or delayed), or (z) the employment agreements entered into in connection with the transactions contemplated by this Agreement with those individuals set forth in
Section 6.2(e) of the Parent Disclosure Schedule (whether entered into prior to or following the date of this Agreement);

     (q) (i) adopt, modify or supplement the Company's or any of its Subsidiaries' securities lending credit limits with respect to any current or new Client, other than in the ordinary course of business consistent with past practice, or (ii) permit the aggregate gross market value for borrowings and loans of the Company's "Securities Lending" principal business to exceed at any one time $6.573 billion (which represented the highest aggregate gross market value of such borrowings and loans as was outstanding at any time on or after January 1, 2003 and prior to the date of this Agreement);

     (r) accept any new Clients for the Company's and its Subsidiaries' "Prime Brokerage" or "Correspondent Clearing" businesses other than in the ordinary course of business consistent with past practice, provided that the Company shall reasonably consult with Parent with respect to the results of the diligence process with respect to any such new Client prior to accepting any such new Client; or

     (s) take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 4.1(a) through 4.1(r) or any action which would result in any of the conditions set forth in Article VI not being satisfied.

     4.2 Covenants of Parent. Except as set forth in Section 4.2 of the Parent Disclosure Schedule, Parent covenants and agrees that, during the period from the date hereof to the earlier of the termination of this Agreement in accordance with its terms and the Effective Time (except as otherwise specifically contemplated by the terms of this Agreement), unless the Company shall otherwise consent in writing, Parent shall, to the extent consistent with its reasonable commercial judgment, use its reasonable best efforts to preserve substantially intact the business organization of Parent and its Subsidiaries, to keep available the services of the present officers, and key employees of Parent and its Subsidiaries and to preserve the present relationships of Parent and its Subsidiaries with persons with which Parent or any of its Subsidiaries has

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

significant business relations, except for any failures which would not be material to Parent and its Subsidiaries taken as a whole. Without limiting the generality of the foregoing, neither Parent nor any of its Subsidiaries shall (except as set forth in Section 4.2 of the Parent Disclosure Schedule and except as otherwise specifically contemplated by the terms of this Agreement), between the date of this Agreement and the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, directly or indirectly do, any of the following without the prior written consent of the Company:

     (a) (i) amend its Certificate of Incorporation or By-Laws in such a manner as would cause holders of Company Common Stock that receive Parent Common Stock pursuant to the Merger to be treated differently than other holders of Parent Common Stock, or (ii) declare, set aside or pay any dividend payable in cash, stock or property or make any other distribution with respect to Parent Common Stock (except that Parent may declare and pay regular quarterly dividends in the ordinary course of business and subject to any increase in the regular quarterly dividend in the ordinary course of business);

     (b) adopt a plan of complete or partial liquidation with respect to Parent or resolutions providing for or authorizing such a liquidation or a dissolution; or

     (c) take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 4.2(a) and 4.2(b) or any action which would result in any of the conditions set forth in Article VI not being satisfied.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

     5.1 Preparation of Proxy Statement and Registration Statement; Company Stockholders Meeting. (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare and file the Proxy Statement with the SEC, and Parent shall prepare and file the Registration Statement (in which the Proxy Statement will be included) with the SEC. Parent and the Company shall use their reasonable best efforts to cause the Registration Statement to become effective under the Securities Act as soon after such filing as practicable and to keep the Registration Statement effective as long as is necessary to consummate the Merger. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of adoption of this Agreement and the Merger, except to the extent the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement as permitted by
Section 5.4(b). The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the Registration Statement becomes effective; provided, however, that, unless Parent shall otherwise request in writing, the Proxy Statement shall not be mailed to the Company's stockholders prior to the satisfaction of the conditions to Closing set forth in Sections 6.2(e) and 6.2(f) hereof. The parties shall promptly provide copies, consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the Proxy Statement and the Registration Statement and advise one another of any oral comments received from the SEC. The Registration Statement and the Proxy Statement shall comply as to form in all material respects with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act, respectively.

     (b) Parent and the Company shall make all necessary filings with respect to the Merger and the transactions contemplated thereby under the Securities Act and the Exchange Act and applicable Blue Sky Laws and the rules and regulations thereunder. Each party will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. No amendment or supplement to the Proxy Statement or the Registration Statement shall be filed without the approval of both parties hereto, which approval shall not be unreasonably withheld or delayed. If at any time prior to the Effective Time, any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, should be discovered by Parent or the Company that should be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

     (c) The Company shall cause the Founders Pre-Meeting to be duly called and held immediately prior to the Company Stockholders Meeting for the purposes of obtaining the Required Company Vote. The Company shall cause the Company Stockholders Meeting to be duly called as soon as reasonably practicable, and held as soon as reasonably practicable following the mailing of the Proxy Statement in accordance with Section 5.1, in each case for the purpose of obtaining the Required Company Vote. In connection with such meeting, the Company will (i) subject to Section 5.4(b), use its reasonable best efforts to obtain the Required Company Vote and (ii) otherwise comply with all legal requirements applicable to such meeting. Unless this Agreement is previously terminated in accordance with Article VII, the Company shall submit this Agreement to its stockholders at the Founders Pre-Meeting and the Company Stockholders Meeting even if the Company Board of Directors determines at any time after the date hereof that is no longer advisable or recommends that the Company stockholders reject it.

     5.2 Access to Information. (a) Upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford to Parent and its Representatives reasonable access during normal business hours, during the period prior to the Effective Time, to all its officers, employees, properties and offices and to all books and records and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent and its Representatives, consistent with its legal obligations, all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that the Company may restrict the foregoing access to the extent that, in the Company's reasonable judgment, (i) providing such access would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company shall have used all reasonable efforts to obtain the consent of such third party to such access, (ii) any law, treaty, rule or regulation of any Governmental Authority applicable to the Company requires the Company or its Subsidiaries to restrict access to any properties or information or (iii) providing such access would result in the Company waiving or otherwise losing any privilege with respect to any such information or if such information constitutes attorney work product. Without limiting the foregoing, the Company shall cooperate with Parent and its Representatives in all reasonable respects (including without limitation by providing reasonable access to the Company's and its Subsidiaries' records, personnel, Clients and other customers) in connection with, and shall use its reasonable best efforts to assist Parent and its Representatives or, at Parent's option, an independent third party consultant in their efforts following the date of this Agreement to, verify all of the information regarding Clients and other customers described in Section 3.l(aa)(vi) of this Agreement (and the other statements set forth in such section), including without limitation if requested by Parent by requesting confirmation of such information and statements from Clients and other customers, provided that the Company shall have the right to participate jointly in any communications by Parent or its Representatives with Clients except to the extent it may otherwise agree in writing.

          In addition and without limiting the foregoing, (a) the Company shall promptly advise Parent of any Client-related or other operational (e.g., trade settlement) matters involving material risks to the Company and its Subsidiaries as an economic, liability or public relations matter (e.g., any such matters discussed at the Company's risk management meetings), and shall provide Parent such other risk management information as Parent may reasonably request, (b) the Company shall promptly notify Parent of any negative change of more than 15% from the levels set forth in the Company's balance sheet as of March 31, 2003 in excess capital, (c) the Company shall promptly notify Parent if it becomes aware of any material changes in the credit quality or other financial status of Clients that would reasonably be expected to present material economic, liability or public relations risks to the Company, or in the event of any material disputes with Clients involving material fees or other payments to the Company or its Subsidiaries, and (d) the Company shall promptly provide to Parent, as and when available, copies of (i) monthly financial statements for the Company and its Subsidiaries, including balance sheet and income statement,
(ii) the Company's Management Information Systems reports with respect to operations and middle office and (iii) subject to the proviso in the first sentence of the preceding paragraph, all monthly FOCUS reports received by the Company or any of its Subsidiaries. The Company further acknowledges and agrees that prior to the Closing Date, Parent's risk management team will complete a review of all margin lending activities conducted by the Company and its Subsidiaries, and the Company agrees to reasonably cooperate in such efforts.

          Parent shall hold any such information that is non-public in confidence to the extent required by, and in accordance with, the provisions of the letter dated April 22, 2003, as amended, between the Company and Parent and the letter dated July 7, 2003 between Parent and the Company (collectively, the "Confidentiality Agreements"). Any investigation by the Company or Parent shall not affect the representations and warranties or the conditions to the obligations of the Company or Parent, as the case may be.

     (b) Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the transactions contemplated by this Agreement (the "Transactions") and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that neither party (nor any employee, representative or other agent thereof) shall disclose any information (a) that is not relevant to an understanding of the U.S. federal income tax treatment or tax structure of the Transactions, including the identity of any party to this Agreement (or its employees, representatives, or other agents) or other information that could lead any person to determine such identity, (b) to the extent such disclosure could result in a violation of any federal or state securities laws or (c) until the earliest of (i) the date of the public announcement of discussions relating to the Transactions, (ii) the date of the public announcement of the Transactions and (iii) the date of the execution of an agreement to enter into the Transactions.

     5.3 Efforts. (a) Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. In addition and not in limitation of the foregoing, the Company and its Subsidiaries shall use commercially reasonable efforts to obtain (i) all consents, approvals or Permits of the NYSE, Office of the Comptroller of the Currency (the "OCC"), Delaware state banking authority and all other SROs and Governmental Authorities required for the Surviving Corporation and its Subsidiaries to conduct the broker-dealer, commodities, trust, insurance and other regulated businesses after the Closing Date as are conducted by the Company and its Subsidiaries as of the date hereof (and not violate any applicable laws or regulations by reason of the consummation of the Merger), including without limitation each of the consents, approvals and Permits identified in Section 3.1(f)(ii) of the Company Disclosure Schedule, and
(ii) any amendments, modifications or affirmations of exemptive orders and no-action positions of the SEC as are necessary, proper or advisable under applicable laws and regulations or otherwise reasonably requested by Parent to allow the Company and its Subsidiaries to operate their respective business following the Merger substantially in the same manner as operated on the date hereof (including in respect of arrangements between the Company or its Subsidiaries and Parent or its Affiliates).

     (b) Each of Parent and the Company shall, in connection with the efforts referenced in Section 5.3(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Regulatory Law, use its commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ"), the Federal Trade Commission (the "FTC") or any other

Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC or such other applicable Governmental Authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition. In furtherance and not in limitation of the covenants of the parties contained in Section 5.3(a) and this Section 5.3(b), each party hereto shall use its commercially reasonable efforts to resolve objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any Regulatory Law. Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by either Parent or the Company to consummate the Merger, in no event shall Parent or any of its Subsidiaries or Affiliates be obligated to propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture or accept any operational restriction, or take or commit to take any action that, in the sole discretion of Parent, would be expected to limit
(A) the freedom of action of Parent or its Subsidiaries or Affiliates with respect to the operation of, or Parent's or its Subsidiaries' or Affiliates' ability to retain, the Company or any businesses, product lines or assets of the Company, or (B) the ability to retain, own or operate any material portion of the businesses, product lines, or assets, of Parent or any of its Subsidiaries or Affiliates, or alter or restrict in any way the business or commercial practices of the Company, Parent or its Subsidiaries or Affiliates.

     (c) (i) The Company shall use its reasonable best efforts (A) to obtain consents of all third parties necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement (including without limitation to enter into employment agreements in the applicable form included for such person in Section 6.2(e) of the Parent Disclosure Schedule with the employees listed in Section 6.2(e) of the Parent Disclosure Schedule, and to obtain the agreements necessary to satisfy the condition to Closing set forth in Section 6.2(f) hereof); provided that the Company shall not be required to make any unreasonable payment, provide any unreasonable financial accommodation or agree to any unreasonable modification to any contractual arrangement to obtain such consents or certificates; and provided, further, that, without the prior written consent of Parent, neither the Company nor any Subsidiary thereof shall make, or commit to make, any direct or indirect payment (including without limitation increases in compensation or grants of options or equity) to any Person to enter into employment agreements in the applicable form included for such person in Section 6.2(e) of the Parent Disclosure Schedule or to obtain the agreements necessary to satisfy the condition to Closing set forth in Section 6.2(f) hereof (other than the allocations from the Retention Bonus Pool expressly provided for in Section 5.5(c) of this Agreement); (B) obtain an estoppel certificate from the lessor of the Company's headquarters building at 605 Third Avenue, New York City in the form contemplated by Section 35 of the applicable lease; and (C) to provide any notices to third parties required to be provided prior to the Effective Time, including under any Leases or insurance policies.

     (ii) Without limiting the foregoing, with respect to each Investment Contract for which the consent of a Client to the assignment or deemed assignment of such Investment Contract as a result of the Merger is required by applicable law and/or by the terms of such Investment Contract (other than Clients that are Investment Companies), as promptly as practicable following the date hereof, the Company shall, and shall cause each of its Subsidiaries to, send a written notice (a "Notice") informing such Clients of the Merger and requesting written consent to the assignment or deemed assignment of such Client's Investment Contract. In the case of any Client (other than an Investment Company) that is a trust (or similar estate planning vehicle), a Notice requesting written consent also shall be sent to each of the beneficiaries of such trust, and/or approval shall be sought from any applicable court or other Governmental Authority having jurisdiction over the selection of fiduciaries for such trust (or other estate planning vehicle), in each case with respect to the assignment or deemed assignment of such Client's Investment Contract resulting from the Merger to the extent such consent of beneficiaries and/or approval of a Governmental Authority is required by the constituent documents of such trust (or other estate planning vehicle), its Investment Contract or applicable law. All Notices and related materials distributed to Clients shall be in form and substance reasonably acceptable to Parent, and Parent shall be provided a reasonable opportunity to review all such Notices prior to distribution and to have its reasonable comments reflected therein, provided that, in the case of any trust or other estate planning vehicle for which neither the Company nor any of its Subsidiaries (or any of their respective employees) serves as a trustee (or in a similar fiduciary capacity for such other estate planning vehicle, as applicable), the authority purported to be held by the trustee(s) of such trust (or equivalent fiduciary of such other estate planning vehicle, as applicable) for purposes of providing such consent under its constituent documents and applicable law shall be conclusive (with respect to both notification and consent requirements) absent actual knowledge of the Company to the contrary. The Company shall make available to Parent copies of all substantive correspondence between it or any of its Subsidiaries and Clients (or their representatives or counsel) relating to the consent solicitation provided for in this Section 5.3(c)(ii).

     For each Client that is registered as an investment company under the Investment Company Act (a "Registered Investment Company"), the Company shall use its reasonable best efforts to obtain in accordance with Section 15 of the Investment Company Act, as promptly as practicable following the date hereof, the due consideration and approval by the board of directors of the Registered Investment Company ("Fund Board Approval") of a new Advisory Contract with the Company or its applicable Subsidiary (and a replacement of any other existing agreement between the Company or any Subsidiary thereof and such Registered Investment Company, to the extent any other such existing agreement will terminate as a result of the Merger) (in each case to be in effect as of, and subject to, the Closing) on terms substantially identical (and identical with respect to fee rates) to the terms of the Company's or its applicable Subsidiary's existing Advisory Contract (or such other applicable agreement, as applicable) with such Registered Investment Company. To the extent Fund Board Approval has been obtained with respect to a new Advisory Contract in accordance with the immediately preceding sentence, the Company shall use its reasonable best efforts to obtain in accordance with Section 15 of the Investment Company Act, as promptly as practicable following the date hereof, the due

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

consideration and approval ("Fund Shareholder Approval") by the shareholders of such Registered Investment Company (except, in the case of any Registered Investment Company other than a Proprietary Fund, to the extent such shareholder approval is not required by law for the effectiveness of such new advisory agreement) of such new Advisory Contract described in the immediately preceding sentence. All proxy and related materials distributed in connection with the approvals described in this paragraph shall be in form and substance reasonably acceptable to Parent, and Parent shall be provided a reasonable opportunity to review all such proxies and other materials prior to distribution and to have its reasonable comments reflected therein.

     For each Client that is an Investment Company but not a Registered Investment Company, the Company shall use its reasonable best efforts to obtain in accordance with the constituent documents of such Investment Company and applicable law, as promptly as practicable following the date hereof, the consent and approval (as applicable) of any governing body of such Investment Company and of its investors required by such constituent documents and applicable law of either (a) the continuation of each Advisory Contract and other Investment Contract between the Company or any Subsidiary thereof and such Investment Company to the assignment or deemed assignment of such Investment Contract as a result of the Merger (to the extent any such agreement may continue in effect following the Merger with such consent) or (b) a new Advisory Contract and a replacement of any other existing agreement between the Company or any Subsidiary thereof and such Investment Company, to the extent the existing advisory agreement and/or any other such existing agreement will terminate as a result of the Merger) (in each case to be in effect as of, and subject to, the Closing) on terms substantially identical (and identical with respect to fee rates) to the terms of the Company's or its applicable Subsidiary's existing Advisory Contract and other applicable agreement with such Investment Company. The manner of consent and approval solicited with respect to each such Investment Company that is not a Registered Investment Company shall be reasonably acceptable to Parent, and all solicitation and related materials distributed in connection with the consents and approvals described in this paragraph shall be in form and substance reasonably acceptable to Parent and Parent shall be provided a reasonable opportunity to review all such solicitation and related materials prior to distribution and to have its reasonable comments reflected therein.

     With respect to each of the foregoing Clients where the relationship between the Company or its applicable Subsidiary and the ultimate underlying Client is through a financial intermediary (e.g., an insurance company that has retained the Company or a Subsidiary thereof to manage variable annuity and/or variable life products, a "wrap" sponsor that has made the Company or a Subsidiary thereof available to the sponsor's underlying clients to provide advisory services, a "private label" distribution counterparty that has retained the Company or a Subsidiary thereof to manage a product distributed by such counterparty to third parties, etc.) (each, a "Financial Intermediary"), the Company shall, and shall cause each of its applicable Subsidiaries to, send a separate written notice to each Financial Intermediary informing such Financial Intermediary of the Merger and (A) requesting written consent to the assignment or deemed assignment of such Financial Intermediary's master agreement (the "Master Agreement") with the Company or its applicable Subsidiary resulting from the Merger (where such Master Agreement may by its terms and under applicable law remain in effect following consummation of the Merger with such consent of the Financial Intermediary), or (B) requesting such Financial Intermediary to enter into a new Master Agreement with the Company or its applicable Subsidiary (where the existing Master Agreement will terminate as a result of the Merger by its terms or under applicable law) to be in effect as of, and subject to, the Closing on terms substantially identical (and identical with respect to fee rates) to the terms of the Company's or its applicable Subsidiary's existing Master Agreement with such Financial Intermediary. All notices and related materials distributed to Financial Intermediaries shall be in form and substance reasonably acceptable to Parent, and Parent shall be provided a reasonable opportunity to review all such notices prior to distribution and to have its reasonable comments reflected therein. The Company shall make available to Parent copies of all substantive correspondence between it or any of its Subsidiaries and Financial Intermediaries (or their representatives or counsel) relating to the consent solicitation provided for in this Section 5.3(c)(ii).

          With respect to all other Clients not addressed by the foregoing paragraphs of this Section 5.3(c)(ii), as promptly as practicable following the date hereof, the Company shall, and shall cause each of its Subsidiaries to, deliver written notices to such Clients informing them of the transactions contemplated hereby that are substantially identical to the Notice; provided that consent of such Clients shall not be sought by such written notices unless required by applicable law and/or the terms of the applicable Investment Contracts to which such Clients are parties.

     (d) Each of Parent, Merger Sub and the Company shall use its reasonable best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code and shall not knowingly take or fail to take any action which action or failure to act could reasonably be expected to jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Unless required by law, each of Parent, Merger Sub, and the Company shall not file any Tax Return or take any position inconsistent with the treatment of the Merger as a reorganization described in
Section 368(a) of the Code.

     (e) Each of the parties shall execute any additional instruments reasonably necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, the parties agree to use reasonable best efforts to cause the Effective Time to occur as soon as practicable after the Company stockholder vote with respect to the Merger. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

     (f) To the extent determined in good faith by Parent to be required by applicable law, the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts to (i) as of the Effective Time, cease to manage, or otherwise to be deemed a "fiduciary" (within the meaning of Section 406 of ERISA) with respect to, any and all assets of Clients that are (x) subject to ERISA and (y) invested, as of the date hereof, in equity and/or debt securities of Parent or its ERISA Affiliates, and (ii) not later than such time as is determined in good faith by Parent to be required under applicable law, cause all other accounts of Clients that hold equity and/or debt securities of Parent or any of its Affiliates to dispose of such securities (including without limitation Clients that are Registered Investment Companies).

     5.4 Acquisition Proposals. (a) Neither the Company or any of its Subsidiaries shall (whether directly or indirectly through Affiliates, directors, officers, employees, advisors,

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

representatives, agents or other intermediaries), nor shall the Company or any of its Subsidiaries authorize or permit any of its or their Affiliates, directors, officers, employees, advisors, representatives, agents or other intermediaries to, (i) solicit, initiate or take any action to knowingly facilitate or encourage the submission of inquiries, proposals or offers from any Person (as defined below) (other than Parent) relating to any Acquisition Proposal, or agree to or endorse any Acquisition Proposal; (ii) enter into any agreement to (w) facilitate or further the consummation of, or consummate, any Acquisition Proposal, (x) facilitate the making of any inquiry with respect to any Acquisition Proposal, (y) approve or endorse any Acquisition Proposal or (z) in connection with any Acquisition Proposal, require it to abandon, terminate or fail to consummate the Merger; (iii) enter into or participate in any discussions or negotiations in connection with any Acquisition Proposal or inquiry with respect to a Acquisition Proposal, or furnish to any Person any information with respect to its business, properties or assets in connection with any Acquisition Proposal or inquiry with respect to a Acquisition Proposal; or (iv) agree to resolve or take any of the actions prohibited by clause (i),
(ii) or (iii) of this sentence. The Company shall immediately cease, and cause its advisors, agents and other intermediaries to immediately cease, any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and shall demand the return or destruction of any information previously provided with respect to such activities, discussion, or negotiations. For purposes of this Section 5.4, the term "Person" means any person, corporation, entity or "group," as defined in
Section 13(d) of the Exchange Act, other than Parent or any Subsidiaries of Parent.

          "Acquisition Proposal" means any offer or proposal for a merger, reorganization, recapitalization, consolidation, share exchange, business combination or other similar transaction involving the Company or any of the Subsidiaries or any proposal or offer to acquire, directly or indirectly, securities representing more than 20% of the voting power of the Company or more than 20% of the assets of the Company and the Subsidiaries taken as a whole, other than the Merger contemplated by this Agreement.

     (b) Notwithstanding the foregoing, the Board of Directors of the Company, directly or indirectly through advisors, agents or other intermediaries, may (i) comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to any Acquisition Proposal, so long as any such compliance rejects any Acquisition Proposal and reaffirms its recommendation of the transactions contemplated by this Agreement, except to the extent such action is otherwise permitted by this Section 5.4(b), (ii) engage in negotiations or discussions with any Person that has made an unsolicited bona fide written Acquisition Proposal not resulting from or arising out of a breach of Section 5.4(a), (iii) furnish to such Person nonpublic information relating to the Company or any of the Subsidiaries pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the applicable Confidentiality Agreement and/or (iv) if prior to the Company obtaining the Required Company Vote, withdraw or modify or change in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger; provided that the Board of Directors of the Company shall be permitted to take an action described in the foregoing clauses (i), (ii), (iii) or (iv) if, and only if, prior to taking such particular action, the Board of Directors of the Company has determined in good faith by a majority vote that (x) such Acquisition Proposal would result in, or would reasonably be expected to result in, a Superior Proposal, in the case of any of the foregoing clauses (i), (ii) or (iii), or constitutes a Superior Proposal, in the case of the foregoing clause (iv), and (y) that, after

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considering the advice of outside legal counsel, it is required to take such particular action to comply with its fiduciary duties under applicable law.

          "Superior Proposal" means any unsolicited bona fide written Acquisition Proposal to acquire all of the outstanding shares of Company Common Stock or all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, on terms that the Board of Directors of the Company determines in its good faith judgment (after consultation with an independent nationally recognized financial advisor, taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation) are more favorable to the Company's stockholders, from a financial point of view, than this Agreement and the Merger, taken as a whole, and that is reasonably capable of being completed (including with respect to the need for and ability of such third party to obtain any external financing and all legal and regulatory issues). Reference to "this Agreement" and "the Merger" in this paragraph shall be deemed to include any proposed alteration of the terms of this Agreement or the Merger that are agreed to by Parent after it receives written notice from the Company pursuant to Section 5.4(d) of the existence of, the identity of the Person making, and the terms and conditions of, any Acquisition Proposal.

     (c) Notwithstanding anything in this Section 5.4 to the contrary, if, at any time prior to the approval of the Merger and this Agreement by the Company's stockholders by the Required Company Vote, the Company's Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel, in response to an Acquisition Proposal that was unsolicited and that did not otherwise result from a breach of Section 5.4(a), that such proposal is a Superior Proposal, the Company or its Board of Directors may terminate this Agreement; provided, however, that the Company shall not terminate this Agreement pursuant to this sentence, and any purported termination pursuant to this sentence shall be void and of no -force or effect, unless the Company prior to or concurrently with such termination pursuant to this Section 5.4(c) pays to Parent the fee payable pursuant to Section 7.2(b) and enters into a definitive agreement concerning the Superior Proposal; and provided, further, however, that the Company shall not exercise its right to terminate this Agreement pursuant to this Section 5.4(c) until after five (5) Business Days following Parent's receipt of written notice (it being understood and agreed that any amendment to the amount or form of consideration of the Superior Proposal shall require a new notice and a new five (5) Business Day period) advising Parent that the Company's Board of Directors intends to cause the Company to accept such Superior Proposal, specifying the material terms and conditions of the Superior Proposal and that the Company shall, during such five
(5) Business Day period, negotiate in good faith with Parent to make such adjustments to the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal.

     (d) The Company shall notify Parent promptly (but in any event within 24 hours) after receipt or occurrence of (i) any Acquisition Proposal, (ii) any request for information with respect to any Acquisition Proposal, (iii) any inquiry, proposal, discussions or negotiation with respect to any Acquisition Proposal, and (iv) the material terms and conditions of any such Acquisition Proposal, request for information, inquiry, proposal, discussion or negotiation and the identity of the Person making any such Acquisition Proposal, request for information, inquiry or proposal or with whom discussions or negotiations are taking place. In addition, the Company shall promptly (but in any event within 24 hours) after the receipt thereof, provide to Parent

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

copies of any written documentation material to understanding such Acquisition Proposal, request for information, inquiry, proposal, discussion or negotiation ("Other Acquisition Documentation") which is received by the Company from the Person (or from any representatives or agents of such Person) making such Acquisition Proposal, request for information, inquiry or proposal or with whom such discussions or negotiations are taking place. The Company shall keep Parent fully informed of the status and material details (including any amendments or proposed amendments) of any such Acquisition Proposal or request for information and keep Parent fully informed as to the material details of any information requested of or provided by the Company and as to the material details of all discussions or negotiations with respect to any such Acquisition Proposal, request for information, inquiry or proposal and shall provide to Parent within one Business Day after receipt thereof all copies of any additional Other Acquisition Documentation received by the Company from the Person (or from any representatives or agents of such Person) making such Acquisition Proposal, request for information, inquiry or proposal or with whom such discussions or negotiations are taking place. The Company shall promptly provide to Parent any non-public information concerning the Company provided to any other Person in connection with any Acquisition Proposal that was not previously provided to Parent. The Board of Directors of the Company shall promptly consider in good faith (in consultation with its outside legal counsel and financial advisors) any proposed alteration of the terms of this Agreement or the Merger proposed by Parent in response to any Acquisition Proposal.

     5.5 Employee Benefits Matters. (a) As of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, provide to then current employees of the Company and its Subsidiaries (the "Company Employees") with, at Parent's election, either (i) for at least one year after the Effective Time, employee benefits that are, in the aggregate, no less favorable than those benefits provided to such employees under the Company Plans immediately prior to the Effective Time (other than benefits under benefit plans that provide for the grant or issuance of equity securities or equity-based awards) or (ii) employee benefits that are no less favorable than those benefits provided to similarly situated employees of Parent and its Subsidiaries (other than benefits under benefit plans that provide for the grant or issuance of equity securities or equity-based awards).

     (b) To the extent permitted by applicable law, Parent shall, and shall cause the Surviving Corporation to: (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any welfare plan that such employees may be eligible to participate in after the Effective Time;
(ii) provide each Company Employee with credit for any co-payments and deductibles paid prior to the Effective Time during the applicable plan year in which the Effective Time occurs for purposes of satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time in such year; and (iii) provide each Company Employee with credit for service with the Company and its affiliates (A) for purposes of eligibility to participate in and vesting under any defined benefit pension plans and (B) for all purposes under each other employee benefit plan, program, or arrangement of the Parent or its affiliates, in each case in which such employees become eligible to participate, to the extent such service was credited for similar purposes under similar plans of the Company or its Subsidiaries.

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

     (c) At the Effective Time, the Surviving Corporation shall adopt and maintain a retention bonus pool program (the "Retention Bonus Pool"), which shall contain certain key terms, including: (i) that an aggregate bonus pool of not less than $120 million shall be established (to be awarded in restricted shares of Parent Common Stock and/or restricted Parent Common Stock units, as determined by the board of directors of the Surviving Corporation (the "Surviving Corporation Board"); (ii) that each Company Employee listed in
Section 6.2(e) of the Parent Disclosure Schedule shall be eligible to participate in the Retention Bonus Pool and shall be allocated that individual amount of the Retention Bonus Pool set forth opposite his or her name in Schedule B of such person's form of employment agreement included in Section 6.2(e) of the Parent Disclosure Schedule (which allocations may be changed prior to the Closing only upon the mutual written consent of the Company and Parent), provided that such Company Employee enters into his or her employment agreement prior to Closing in the form included in Section 6.2(e) of the Parent Disclosure Schedule; (iii) that such other key Company Employees as are selected by the mutual written agreement of the Company and Parent following the date of this Agreement shall be eligible to participate in the Retention Bonus Pool and shall be allocated those individual amounts of the Retention Bonus Pool as are determined by the mutual written agreement of the Company and Parent with respect to such key Company Employees (such agreement as to the participating Company Employees and the individual allocation amounts to each such person not to be unreasonably withheld or delayed by either the Company or Parent); provided that the selection of key Company Employees and determinations of allocation amounts pursuant to this clause (iii) shall be completed as promptly as practicable following the date of this Agreement; and provided, further, that, as a condition precedent to being granted his or her allocation from the Retention Bonus Pool, each participant in the Retention Bonus Pool selected pursuant to this clause (iii) shall be required to enter into a Retention Pool Grant Agreement with Parent (or a Subsidiary thereof identified to the Company by Parent) prior to the Closing Date in the form of Exhibit 5.5(c) hereto; (iv) retention amounts allocated to participants in the Retention Bonus Pool shall vest 20% per year over five years, so long as such participants remain employed with the Surviving Corporation or its Affiliates; and (iv) such other terms and conditions as the Surviving Corporation Board deems reasonably necessary to effectuate the foregoing.

     (d) As soon as practicable after the Effective Time, holders of Converted Options that were, prior to the Effective Time, Reload Options shall receive a grant of options on shares of Parent Common Stock (the "Bonus Options") having a per share exercise price equal to the closing trading price of a share of Parent Common Stock on the date such Bonus Options are granted, and otherwise having the same terms and conditions (including vesting schedule (taking into account the acceleration of vesting pursuant to Section 1.9 herein), expiration of exercisability and term, but excluding any "option reload" feature) as the Converted Options to which the Reload Options were related. The aggregate number of shares of Parent Common Stock that will be made available for issuance under the Bonus Options will be 400,000 and will be allocated to such holders in proportion to their relative holdings of such Converted Options.

     5.6 Fees and Expenses. Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except
(a) Parent and the Company shall each bear and pay one-half of the Expenses incurred in connection with the filing, printing and mailing of the Registration Statement and Proxy Statement and (b) as provided in Section 7.2. As used in

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

this Agreement, "Expenses" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Registration Statement, Proxy Statement, the Notices and proxy solicitation materials required by Section 5.3(c) and the solicitation of Company stockholder and Proprietary Fund shareholder approvals and all other matters related to the transactions contemplated hereby.

     5.7 Directors' and Officers' Insurance. From and after the Effective Time, Parent agrees that it will cause the Surviving Corporation to indemnify and hold harmless each present and former director and officer of the Company and other persons entitled to indemnification under the certificate of incorporation and by-laws of the Company as in effect on the date hereof, against any costs or expenses (including reasonable attorneys' fees) judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") (but only to the extent such Costs are not otherwise covered by insurance and paid) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including without limitation, the transactions contemplated by this Agreement, whether asserted or claimed prior to, at or after the Effective Time, to the extent the Company would have been required to do so under the certificate of incorporation and by-laws of the Company as in effect on the date hereof (and Parent shall, or shall cause the Surviving Corporation to, also advance expenses as incurred to the fullest extent Parent or the Surviving Corporation would have been required to do so under the certificate of incorporation and by-laws of the Company as in effect on the date hereof, provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is finally determined by a court of competent jurisdiction that such person is not entitled to indemnification). Parent shall cause the Surviving Corporation to and the Surviving Corporation shall (i) include and maintain in effect in its certificate of incorporation and by-laws for a period of at least six years, the same provisions regarding elimination of liability of directors and indemnification of officers, directors, employees and other persons contained in the certificate of incorporation and by-laws of Merger Sub as in effect on the date hereof and (ii) maintain for a period of at least six years, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; including, without limitation, in respect of the transactions contemplated by this Agreement; provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by the Company for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained by the Surviving Corporation for purposes of this Section 5.7, which policies (together with the Company's existing policy) provide such directors and officers with the coverage described in the immediately preceding sentence for an aggregate period of not less than six years after the Effective Time with respect to claims arising

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

from facts or events that occurred on or before the Effective Time, including, without limitation, in respect of the transactions contemplated by this Agreement. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.7. The parties acknowledge and agree that to the extent the Surviving Corporation fails to comply with its indemnification obligations pursuant to this Section 5.7, Parent shall fulfill the obligations of the Surviving Corporation hereunder.

     5.8 Public Announcements. Each of the Company, Parent and Merger Sub agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by law or the rules or regulations of any applicable United States securities exchange, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance, it being understood that the final form and content of any such release or announcement, to the extent so required, shall be at the final discretion of the disclosing party.

     5.9 Listing of Shares of Parent Common Stock. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Options to be approved for listing, upon official notice of issuance, on the NYSE.

     5.10 Affiliate Letter. On or prior to the date of the Company Stockholders Meeting, the Company will deliver to Parent a letter (the "Company Affiliate Letter") identifying all persons who, to the knowledge of the Company, are "affiliates" of the Company for purposes of Rule 145 under the Securities Act ("Rule 145"). On or prior to the Closing Date, the Company will use all reasonable efforts to cause each person identified as an "affiliate" in the Company Affiliate Letter to deliver a written agreement, substantially in the form of Exhibit 5.10 hereto, in connection with restrictions on affiliates under Rule 145.

     5.11 Qualification of the Proprietary Funds. Subject to applicable fiduciary duties to the Proprietary Funds, the Company will take no action (i) that would prevent any Proprietary Fund (that is a Registered Investment Company) from qualifying as a "regulated investment company" within the meaning of Section 851 of the Code, or (ii) that would be materially inconsistent with any Proprietary Fund's prospectus and other offering, advertising or marketing materials.

     5.12 Section 15 of the Investment Company Act. (a) The Company shall use its reasonable best efforts to assure, prior to the Effective Time, the satisfaction of the conditions set forth in Section 15(f) of the Investment Company Act with respect to each Proprietary Fund.

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

     (b) Parent agrees to use its reasonable best efforts to assure compliance with the conditions of Section 15(f) of the Investment Company Act with respect to the Proprietary Funds from and after the Effective Time.

     (c) Notwithstanding anything to the contrary contained herein, the covenants of the parties contained in this Section 5.12 are intended only for the benefit of the parties and for no other Person.

     5.13 Enforcement of Agreements. During the period from the date of this Agreement through the Effective Time or earlier termination of this Agreement, the Company (i) shall not terminate, amend, modify or waive any provision of the Company Stockholders Agreement, any Amendment and Agreement entered into in connection with the transactions contemplated hereby, or any employment agreement, Retention Pool Grant Agreement or non-solicitation agreement entered into in connection with the transactions contemplated hereby, and (ii) shall use its best efforts to enforce, to the fullest extent permitted under applicable law (but subject to Section 4.1(c)(iii) hereof), the provisions of each of the agreements described in clause (i), including by seeking injunctive relief to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

     5.14 Shareholder Litigation. Each of the Company and Parent shall cooperate with the other in the defense of any shareholder litigation against the Company or Parent, as applicable, and their respective directors relating to the transactions contemplated by this Agreement.

     5.15 Maintenance of Insurance. The Company will use reasonable best efforts to maintain in full force and effect through the Closing Date all material insurance policies applicable to the Company and its Subsidiaries and their respective properties and assets in effect on the date hereof. If and as requested by Parent, the Company will use commercially reasonable efforts to cause the Company's insurers to waive any provisions in such insurance policies that would allow the insurer to terminate or adversely modify coverage upon consummation of the Merger.

     5.16 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform when due its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

     5.17 No Shareholder Rights Plan. From the date hereof through the earlier of termination of this Agreement and the Effective Time, the Company will not adopt, approve, or agree to adopt, a shareholder rights plan.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

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

     (a) Stockholder Approval. The Company shall have obtained the Required Company Vote in connection with the adoption of this Agreement by the stockholders of the Company.

     (b) No Injunctions or Restraints, Illegality. No statute, rule, regulation, executive order, decree, ruling, shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other U.S. governmental authority of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, that the provisions of this Section 6.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.3 shall have been the cause of, or shall have resulted in, such order or injunction.

     (c) HSR Act; Material Regulatory Approvals. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired. The approvals of each of the Governmental Authorities set forth in Section 6.1(c) of the Parent Disclosure Schedule shall have been obtained and shall remain in full force and effect.

     (d) NYSE Listing. The shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Options shall have been approved for listing on the NYSE, subject to official notice of issuance.

     (e) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC, and any material Blue Sky Laws and other state securities laws applicable to the registration and qualification of the shares of Parent Common Stock to be issued in the Merger shall have been complied with in all material respects.

    6.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Parent, on or prior to the Closing Date of the following additional conditions:

     (a) Representations and Warranties. (x) Each of the representations and warranties of the Company set forth in this Agreement that is qualified as to Material Adverse Effect shall have been true and correct as of the date hereof and at and as of the Closing Date as if made at and as of the Closing Date, and
(y) each of the representations and warranties of the Company that is not so qualified shall have been true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made at and as of the Closing Date (except, in each case, for those representations and warranties which address matters only as of a particular date, in which case, they shall be true and correct, or true and correct in all material respects, as applicable, as of such date). Parent shall have received a certificate of the chief executive officer and the chief financial officer of the Company to the effect of the foregoing.

     (b) Performance of Obligations of the Company. The Company shall have performed in all material respects and complied in all material respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing

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

Date. Parent shall have received a certificate of the chief executive officer and the chief financial officer of the Company to such effect.

     (c) Tax Opinion. Parent shall have received from Simpson Thacher & Bartlett LLP, counsel to Parent, on the Closing Date, a written opinion dated as of such date substantially in the form of Exhibit 6.2(c)(1). In rendering such opinion, counsel to Parent shall be entitled to rely upon representations of officers of Parent and the Company substantially in the form of Exhibits 6.2(c)(2) and 6.2(c)(3) (allowing for such amendments to the representations as counsel to Parent deems necessary).

     (d)  Closing PAM Revenue Run-Rate; Registered Investment Company Approvals.
(i) The Aggregate Closing PAM Revenue Run-Rate shall be at least equal to 80.0% of the Aggregate Base PAM Revenue Run-Rate.

            (ii) Proprietary Funds that are Registered Investment Companies representing at least 90.0% of the aggregate net assets as of the Base Date of all Proprietary Funds that were Registered Investment Companies as of the Base Date shall have obtained their Fund Board Approval and such approval shall remain in full force and effect (and be effective after giving effect to the Closing).

            (iii) Proprietary Funds that are Registered Investment Companies representing at least 75.0% of the aggregate net assets as of the Base Date of all Proprietary Funds that were Registered Investment Companies as of the Base Date shall have obtained their respective Fund Shareholder Approvals and such approvals shall remain in full force and effect (and be effective after giving effect to the Closing).

     (e) Employment Agreements. (i) Employment agreements shall have been entered into and remain in full force and effect by and between (A) Parent (or a Subsidiary thereof identified to the Company by Parent) or the Company, as applicable, and each of the two employees of the Company set forth in Section 6.2(e)(A) of the Parent Disclosure Schedule, in each case in the applicable form included for such person in Section 6.2(e) of the Parent Disclosure Schedule, and (B) the Company and at least eight of the eleven employees of the Company (or its Subsidiaries, as applicable) set forth in Section 6.2(e)(B) of the Parent Disclosure Schedule, in each case in the applicable form included for such person in Section 6.2(e) of the Parent Disclosure Schedule, and (ii) the employee party to each of the ten employment agreements described in clause (i) hereto shall continue to be employed by the Company (or a Subsidiary thereof, as applicable) on a full-time basis from the date hereof through the Closing Date.

     (f) Amendment and Agreement. Principals (as defined in the Company Stockholders Agreement) and their Family Affiliates (as defined in the Company Stockholders Agreement) owning not less than a majority of the shares of Company Common Stock subject to the Company Stockholders Agreement as of the Closing Date (for purposes of Section 6.3(a) of the Company Stockholders Agreement) shall have executed an Amendment and Agreement (the "Amendment and Agreement") in the form attached as Exhibit 6.2(f), and the amendments to the Company Stockholders Agreement set forth in the attached Exhibit 6.2(f) shall have been duly approved by the Company's Board of Directors for purposes of Section 6.3(a) of the Company Stockholders Agreement.

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

     (g) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any changes, circumstances or effects that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on the Company.

     (h) S&P 500 Index. The average level of the S&P 500 Index for the 10 consecutive full trading dates immediately preceding the Closing Date shall be at least 75.0% of the level of the S&P 500 Index as of the close of business on the date of this Agreement.

     (i) Contracts. Each of the consents and approvals required to be obtained from counterparties to Contracts with the Company or any of its Subsidiaries (other than Investment Contracts) in order for such Contracts not to be violated, breached, defaulted under, accelerated or terminated by reason of the consummation of the Merger shall have been obtained and shall remain in full force and effect, except for any failures to obtain the foregoing or for any failures of the foregoing to be in full force and effect which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

     6.3 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are subject to the satisfaction of, or waiver by the Company, on or prior to the Closing Date of the following additional conditions:

     (a) Representations and Warranties. (x) Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement that is qualified as to Material Adverse Effect shall have been true and correct as of the date hereof and at and as of the Closing Date as if made at and as of the Closing Date, and (y) each of the representations and warranties of each of Parent and Merger Sub that is not so qualified shall have been true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made at and as of the Closing Date (except, in each case, for those representations and warranties which address matters only as of a particular date, in which case, they shall be true and correct, or true and correct in all material respects, as applicable, as of such date). The Company shall have received a certificate of the chief executive officer and the chief financial officer of Parent to the effect of the foregoing.

     (b) Performance of Obligations of Parent. Parent shall have performed in all material respects and complied in all material respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date. The Company shall have received a certificate of the chief executive officer and the chief financial officer of Parent to such effect.

     (c) Tax Opinion. The Company shall have received from Willkie Farr & Gallagher, counsel to the Company, on the Closing Date, a written opinion dated as of such date substantially in the form of Exhibit 6.3(c)(1). In rendering such opinion, counsel to the Company shall be entitled to rely upon representations of officers of Parent and the Company substantially in the form of Exhibits 6.2(c)(2) and 6.2(c)(3) (allowing for such amendments to the representations as counsel to the Company deems necessary).

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

     (d) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any changes, circumstances or effects that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on Parent.

                                   ARTICLE VII

                            TERMINATION AND AMENDMENT

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

     (a) By mutual written consent of Parent and the Company, by action of their respective Boards of Directors;

     (b) By either the Company or Parent if the Effective Time shall not have occurred on or before March 31, 2004 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of the failure of the Effective Time to occur on or before the Termination Date and such action or failure to perform constitutes a breach of this Agreement;

     (c) By either the Company or Parent if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

     (d) By either the Company or Parent if the approval by the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Required Company Vote at the Company Stockholders Meeting (or any adjournment or postponement thereof);

     (e) By Parent if (i) prior to the Company Stockholder Meeting, the Board of Directors of the Company shall have failed to recommend or shall have withdrawn or modified or changed in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger or shall have approved or recommended a Superior Proposal (or the Board of Directors of the Company resolves to do any of the foregoing), (ii) the Company shall fail to call or hold the Founders Pre-Meeting or Company Stockholders Meeting in accordance with
Section 5.1(c) or (iii) the Company shall have intentionally and materially breached any of its material obligations under Section 5.4;

     (f) By the Company if (i) there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement such that the conditions set forth in Sections 6.3(a) or 6.3(b) would not be satisfied and (A) such breach is not reasonably capable of being cured or (B) in the case of a breach of a covenant or agreement, if such breach is reasonably capable of being cured, such breach shall not

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have been cured prior to the earlier of (I) 10 Business Days following notice of such breach and (II) the Termination Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(f) if the Company is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement or (ii) prior to the approval of the Merger and this Agreement by the Required Company Vote, in accordance with, and subject to the terms and conditions of, Section 5.4(c);

     (g) By Parent if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement such that the conditions set forth in Sections 6.2(a) or 6.2(b) would not be satisfied and (A) such breach is not reasonably capable of being cured or
(B) in the case of a breach of a covenant or agreement, if such breach is reasonably capable of being cured, such breach shall not have been cured prior to the earlier of (I) 10 Business Days following notice of such breach and (II) the Termination Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(g) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

     (h) By the Company if, (x) the Parent Reference Price is less than $61.51 and (y) the Company shall have given Parent within one Business Day after the end of the Reference Period written notice of the Company's election to terminate this Agreement pursuant to this Section 7.1(h) (the "Termination Notice"), which election will be irrevocable (unless Parent shall have consented otherwise in writing) and shall be effective on the fifth Business Day following receipt by Parent of the Termination Notice unless during such five Business Day period, Parent shall have elected by notice in writing to the Company (the "Top-Up Notice") to adjust the Exchange Ratio and/or Per-Share Cash Consideration as otherwise calculated pursuant to Section 1.8(a), such that the sum of (A) the Per-Share Cash Consideration and (B) the product of the Exchange Ratio multiplied by the Parent Reference Price, equals or exceeds $40.00; provided that, if Parent has delivered the Top-Up Notice, then this Agreement shall not terminate pursuant to this Section 7.1(h) and shall remain in effect in accordance with its terms (except that the Exchange Ratio and Per-Share Cash Consideration shall thereafter, for all purposes of this Agreement, be deemed to be as set forth in the Top-Up Notice (as determined by Parent in accordance with this Section 7.1(h)), subject to adjustment pursuant to Section 1.10); or

     (i) By Parent if the conditions set forth in Sections 6.2(e) and 6.2(f) shall not have been satisfied by September 15, 2003 (or if such conditions, once satisfied, cease to be satisfied at any time following such date and prior to the Closing).

     7.2 Effect of Termination. (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective officers or directors except with respect to the second to last sentence of Section 5.2(a),
Section 5.6, this Section 7.2 and Article VIII, provided that the termination of this Agreement shall not relieve any party from any liability for any intentional breach of any covenant or agreement or knowing breach of any representation or warranty in this Agreement occurring prior to termination.

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     (b)  Parent and the Company agree that if (x) the Company or Parent shall terminate this Agreement pursuant to Section 7.1(d) and (y) at the time of the Company Stockholders Meeting (or any adjournment or postponement thereof at which stockholders of the Company voted on the Merger) there existed an Acquisition Proposal with respect to the Company that had been publicly disclosed or announced, the Company shall pay to Parent all of Parent's reasonably documented Expenses (the "Parent Expenses") up to a maximum of $5 million within five Business Days after delivery to the Company of written notice of the amount of such Expenses. Parent and the Company agree that if Parent shall terminate this Agreement pursuant to Section 7.1(e)(iii), then the Company shall pay to Parent (i) a termination fee of $10 million not later than two Business Days following such termination and (ii) all of Parent Expenses (up to a maximum of $5 million with respect to such Parent Expenses) within five Business Days after delivery to the Company of written notice of the amount of such Expenses. Parent and the Company agree that (i) if Parent shall terminate this Agreement pursuant to Section 7.1(e)(i) or Section 7.1(e)(ii), (ii) if (x) Parent shall terminate this Agreement pursuant to Section 7.1(e)(iii) and (y) within 12 months of the termination of this Agreement, the Company enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal (whether or not such Acquisition Proposal was commenced, publicly disclosed, publicly proposed or otherwise communicated to the Company prior to such termination), (iii) if the Company shall terminate this Agreement pursuant to
Section 7.1(f)(ii), or (iv) if (x) the Company or Parent shall terminate this Agreement pursuant to Section 7.1(d), (y) at the time of the event giving rise to such termination there shall exist an Acquisition Proposal with respect to the Company that has been publicly disclosed or announced or otherwise disclosed to the Board of Directors of the Company and (z) within 12 months of the termination of this Agreement, the Company enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal (whether or not such Acquisition Proposal was commenced, publicly disclosed, publicly proposed or otherwise communicated to the Company prior to such termination), then the Company shall pay to Parent an amount equal to $95 million less any previously paid Parent Expenses paid by the Company pursuant to the first or second sentences of this Section 7.2(b) and less any previously paid termination fee paid by the Company pursuant to the second sentence of this Section 7.2(b), if any (the "Termination Fee"); provided that, for purposes of this Section 7.2(b), the term "Acquisition Proposal" shall have the meaning assigned to such term in
Section 5.4(a), except that the reference to "more than 20%" in the definition of "Acquisition Proposal" shall be deemed to be a reference to "more than 50%".

     (c) The Termination Fee (i) required to be paid pursuant to clause (i) of the third sentence of Section 7.2(b) shall be paid to Parent not later than two Business Days following such termination, (ii) required to be paid pursuant to clause (iii) of the third sentence of Section 7.2(b) shall be paid to Parent at or prior to the time of termination and (iii) required to be paid pursuant to clause (ii) or clause (iv) of the third sentence of Section 7.2(b) shall be paid to Parent not later than two Business Days after the consummation of the transaction contemplated thereby. All payments under this Section 7.2 shall be made by wire transfer of immediately available funds to an account designated by Parent.

     (d)  The Company acknowledges that the agreements contained in this Section
7.2 are an integral part of the transactions contemplated by this Agreement and are not a penalty, and that, without these agreements, Parent would not enter into this Agreement. If the Company fails to pay promptly the fee due pursuant to this Section 7.2, the Company will also pay to Parent

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Parent's reasonable costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of the unpaid fee under this Section 7.2, accruing from its due date, at an interest rate per annum equal to two percentage points in excess of the prime commercial lending rate quoted by Citibank, N.A. Any change in the interest rate hereunder resulting from a change in such prime rate will be effective at the beginning of the date of such change in such prime rate.

     7.3 Amendment. This Agreement may be amended by the parties hereto (or successors thereto), by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto (or successors thereto).

     7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII.

     8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

     (a)   if to Parent or Merger Sub, to:

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                          Lehman Brothers Holdings Inc.
                          745 Seventh Avenue
                          New York, New York 10019
                          Attention: David Goldfarb
                          Facsimile No.: 212-526-0974

                    with a copy to

                          Lehman Brothers Holdings Inc.
                          399 Park Avenue - 11/th/ Floor
                          New York, New York 10022
                          Attention: Jeffrey Welikson, Esq.
                          Facsimile No.: 646-758-2651

                    with a copy to

                          Simpson Thacher & Bartlett LLP
                          425 Lexington Avenue
                          New York, New York 10017
                          Attention: John G. Finley, Esq.
                                     Robert D. Goldbaum, Esq.
                          Facsimile No.: 212-455-2502

     (b)  if to the Company to:

                          Neuberger Berman Inc.
                          605 Third Avenue
                          New York, New York 10158
                          Attention: Robert Matza
                          Facsimile No.: 212-476-5403

                    with a copy to

                          Neuberger Berman Inc.
                          605 Third Avenue
                          New York, New York 10158
                          Attention: Kevin Handwerker, Esq.
                          Facsimile No.: 212-476-9862

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

                    with a copy to

                          Willkie Farr & Gallagher
                          The Equitable Center
                          787 Seventh Avenue
                          New York, New York 10019
                          Attention: David K. Boston, Esq.
                          Facsimile No.: 212-728-8111

     8.3 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     8.5 Entire Agreement; No Third Party Beneficiaries. (a) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreements, which shall survive the execution and delivery of this Agreement.

     (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than
Section 5.7 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

     8.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by

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operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void, except that Merger Sub may assign, prior to the Company obtaining the Required Company Vote, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned Subsidiary of Parent without the consent of the Company, but no such assignment shall relieve Parent or Merger Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      8.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity. In addition and notwithstanding any prior agreement of the parties to the contrary, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of the Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement,
(b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or the Court of Chancery of the State of Delaware.

      8.10 Disclosure Schedules. (a) Company Disclosure Schedule. The disclosure of any matter in a Section of the Company Disclosure Schedule shall be deemed to be a disclosure for purposes of all other Sections of the Company Disclosure Schedule to the extent that the relevance of such disclosure to such other Section of the Company Disclosure Schedule is readily apparent from its text, but shall expressly not be deemed to constitute an admission by the Company, or to otherwise imply, that any such matter is required to be disclosed or is material for the purposes of this Agreement or otherwise.

      (b) Parent Disclosure Schedule. The disclosure of any matter in the Parent Disclosure Schedule shall be deemed to be a disclosure for purposes of all other Sections of the Parent Disclosure Schedule to the extent that the relevance of such disclosure to such other Section of the Parent Disclosure
Schedule is readily apparent from its text, but shall expressly not be deemed to constitute an admission by Parent, or to otherwise imply, that any such matter is required to be disclosed or is material for the purposes of this Agreement or otherwise.

      8.11  Definitions. As used in this Agreement:

      (a) "Affiliate" means, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person.

      (b) "Advisory Client" shall mean any Client to whom any of the Company or its Subsidiaries provides investment advisory services pursuant to an Investment Contract.

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     (c)  "Advisory Contract" shall mean any Investment Contract pursuant to which the Company or its Subsidiaries provides investment advisory services to any Client.

     (d) "Board of Directors" means the Board of Directors of any specified Person and any committees thereof.

     (e) "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

     (f)  "Consent" shall mean:

            (A) With respect to an Advisory Client whose Advisory Contract is in effect as of the date of this Agreement and by its terms and/or under applicable law terminates automatically upon the consummation of the Merger, that the Company or its applicable Subsidiary shall have entered into a new Advisory Contract with such Client (effective as of the Closing) on substantially identical terms (and identical with respect to fee rates) as the Advisory Contract existing on the date of this Agreement, which new Advisory Contract has been (and remains) duly authorized and approved under applicable law (including without limitation with respect to each Advisory Contract of a Registered Investment Company subject to this clause (A), by its Fund Board Approval and (except in the case of any Registered Investment Company that is not a Proprietary Fund and for which no shareholder approval is required under applicable law) Fund Shareholder Approval having been obtained and remaining in full force and effect) and will be in full force and effect after giving effect to the Closing;

            (B) With respect to an Advisory Client whose Advisory Contract is in effect as of the date of this Agreement (other than any Advisory Contract with an Investment Company) and does not by its terms or under applicable law terminate upon the consummation of the Merger, that the Company and its Subsidiaries shall have obtained the written consent of such Client to the continuation of such Investment Contract notwithstanding the consummation of the Merger (which consent has been duly obtained by the Company and its Subsidiaries under applicable law and has not been withdrawn), and such Investment Contract will be in full force and effect between the Company or its applicable Subsidiary and such Client (and will not have been breached) after giving effect to the Closing;

            (C) With respect to an Advisory Client that is an Investment Company (other than a Registered Investment Company) whose Advisory Contract is in effect as of the date of this Agreement, that the Company and its Subsidiaries (x) shall have obtained the consent and approval (as applicable) of any governing body of such Investment Company and of its investors required by the constituent documents of such Investment Company and applicable law of the continuation of such existing Advisory Contract notwithstanding the consummation of the Merger (to the extent any such Advisory Contract may, under the constituent documents of such Investment Company and applicable law, continue in effect following the Merger with such consent) (which consent has been duly obtained by the Company and its Subsidiaries under the constituent documents of such Investment Company and under applicable law and has

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     not been withdrawn) or (y) that the Company or its applicable Subsidiary shall have entered into a new Advisory Contract with such Client (effective as of the Closing) on substantially identical terms (and identical with respect to fee rates) as the Advisory Contract existing on the date of this Agreement (which new Advisory Contract has been (and remains) duly authorized and approved under the constituent documents of such Investment Company and applicable law), and in either such case such Advisory Contract will be in full force and effect after giving effect to the Closing; and

            (D) With respect to an Advisory Client whose Advisory Contract is entered into after the date of this Agreement, that the Company or its applicable Subsidiary shall have obtained the written consent of such Client to the continuation of such Advisory Contract notwithstanding the consummation of the Merger (which consent has been duly obtained by the Company and its Subsidiaries under applicable law and has not been withdrawn), and such Advisory Contract will be in full force and effect between the Company or its applicable Subsidiary and such Client (and will not have been breached) after giving effect to the Closing;

provided, however, that in any of the foregoing cases (A)-(D), any Advisory Client who has informed the Company or any Subsidiary thereof of (I) its intention to terminate its Advisory Contract or investment relationship with the Company or any Subsidiary thereof (whether such termination is to occur prior to or following the Closing), or (II) such Advisory Client's objection (or other non-consent) to the assignment or deemed assignment of its Advisory Contract resulting from the Merger, shall be deemed not to have provided its Consent for any purpose under this Agreement; and

provided, further, that in any of the foregoing cases (A)-(D) involving a Client where the advisory relationship between the Company or its applicable Subsidiary and such Client is through a Financial Intermediary, such Client shall not be deemed to have provided its Consent for any purpose under this Agreement unless the Company or its applicable Subsidiary also shall have (x) obtained the written consent of the Financial Intermediary to the continuation of the Company's or its applicable Subsidiary's existing Master Agreement notwithstanding the consummation of the Merger (to the extent any such Master Agreement may, by its terms and under applicable law, continue in effect following the Merger with such consent) (which consent has been duly obtained by the Company and its Subsidiaries under the terms of such Master Agreement and under applicable law and has not been withdrawn) or (y) entered into a new Master Agreement with such Financial Intermediary (effective as of the Closing) on substantially identical terms (and identical with respect to fee rates) as the Master Agreement existing on the date of this Agreement (which new Master Agreement has been (and remains) duly authorized and approved under applicable law), and in either such case such Master Agreement will be in full force and effect after giving effect to the Closing; and

provided, further, that in any of the foregoing cases (A)-(D) involving a Client that is a trust (or similar estate planning vehicle), such Client shall not be deemed to have provided its Consent for any purpose under this Agreement unless
(x) the Company or its applicable Subsidiary also shall have obtained the written consent from such beneficiaries of such trust, and such approval from any applicable court or other Governmental Authority having jurisdiction over the selection of fiduciaries for such trust (or other estate planning vehicle), in each case with respect to the

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assignment or deemed assignment of such Client's Investment Contract resulting from the Merger as is required by the constituent documents of such trust (or other estate planning vehicle), its Investment Contract or applicable law (which consents and approvals have been duly obtained by the Company and its Subsidiaries under the terms of such documents and under applicable law and have not been withdrawn); provided that, in the case of any trust or other estate planning vehicle for which neither the Company nor any of its Subsidiaries (or any of their respective employees) serves as a trustee (or in a similar fiduciary capacity for such other estate planning vehicle, as applicable), the authority purported to be held by the trustee(s) of such trust (or equivalent fiduciary of such other estate planning vehicle, as applicable) for purposes of providing such Consent under its constituent documents and applicable law shall be conclusive (with respect to both notification and consent requirements) absent actual knowledge of the Company to the contrary, and (y) in the case of any such trust (or other estate planning vehicle) for which Neuberger Berman Trust Company of Delaware serves as a trustee (or equivalent fiduciary of such other estate planning vehicle, as applicable) as of the date of this Agreement (or, if later, such date as such trust or other estate planning vehicle became a Client), either (I) approval of the Delaware State Bank Commissioner for Parent to acquire control of Neuberger Berman Trust Company of Delaware shall have been obtained and shall remain in full force and effect as of the Closing) or (II) such trust (or other estate planning vehicle) shall have provided its approval (in accordance with the requirements of the constituent documents of such trust or other estate planning vehicle and applicable law, including without limitation by obtaining such consents of the beneficiaries of such vehicle as may be required thereby) for the substitution of Neuberger Berman Trust Company, N.A. as the trustee (or equivalent fiduciary of such other estate planning vehicle, as applicable) in lieu of Neuberger Berman Trust Company of Delaware, and such substitution will be in full force and effect after giving effect to the Closing.

     (g) "Contract" means any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation (written or oral) to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets is bound which (i) does not terminate or is otherwise not cancelable within one (1) year without penalty, cost or liability and requires payments by the Company or any of its Subsidiaries in excess of $1 million per year, (ii) contains any provisions restricting in any material respects the ability of the Company or any of its Subsidiaries to compete or engage in any business activity in any location, (iii) directly relates to any material Company Intellectual Property that is owned by the Company or any of its Subsidiaries, (iv) contains provisions requiring future contingent or definitive "earnout" or similar payments to be made by the Company or any of its Subsidiaries in connection with acquisitions of assets or equity interests of a business or the hiring of any employees and which future payments could exceed $5 million in the aggregate for any such contract or agreement (or series of related contracts or agreements),
(v) involve contracts with third party intermediaries pursuant to which the intermediaries make available to their clients investment products for which the Company or any of its Subsidiaries serves as investment adviser or subadviser (including contracts with insurance companies for products that they may offer as funding vehicles for certain variable life insurance and/or variable annuity contracts, contracts with advisors or broker-dealers for the provision of sub-advisory services relating to their "private label" products, and contracts with banks, broker-dealers or administrators of retirement plans for products that they may offer to their clients) and relate to assets under management by the Company and its Subsidiaries in excess of $50 million as of the Base Date as a result of any such contract or relationship, (vi) relates to indebtedness

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for money borrowed by the Company or any of its Subsidiaries (or other financing arrangements having the economic effect of indebtedness) in excess of $5 million, (vii) is a Lease, (ix) relates to compensation arrangements with, and/or noncompetition and/or nonsolicitation restrictions on, any Principal (as defined in the Company Stockholders Agreement) or any employee listed in Section 6.2(e) of the Parent Disclosure Schedule, (x) is between or among the Company or any of its Subsidiaries and any of the Persons or Affiliates of any of the Persons set forth in Section 6.2(e) of the Parent Disclosure Schedule, or (xi) is otherwise material to the business or operations of the Company or any of its Subsidiaries, taken as a whole; provided, however, in no event shall the definition of Contract be deemed to include (A) Investment Contracts (including, without limitation, Advisory Contracts), except in the case of subpart (v) above (which shall not be deemed excluded from the definition of Contracts), or (B) Company Stock Plans.

     (h) "Governmental Authority" shall mean any domestic or foreign federal, state or local court, administrative or regulatory agency or commission or other governmental entity or instrumentality, quasi-governmental body or SRO.

     (i) "Investment Company" shall have the meaning provided in the Investment Company Act, provided that for purposes of this Agreement the term Investment Company shall include persons that would be an investment company, as defined in that Act, but for the exemption contained in Section 3(c)(1), the final clause of Section 3(c)(3), Section 3(c)(7), or Section 3(c)(11) of the Investment Company Act.

     (j) "knowledge" means, with respect to the Company, the actual knowledge of any of (i) the members of the executive management committee of the Company,
(ii) Maxine Gerson, a deputy general counsel of the Company, or (iii) Amy Gilfenbaum, the Director of Internal Audit of the Company, in each case after reasonable inquiry of the officer or employee of the Company and/or its Subsidiaries with primary responsibility for the applicable subject matter.

     (k) "Leases" shall mean, with respect to any Person, all leases (including subleases, licenses, any occupancy agreement and any other agreement) of real or personal property, in each case to which such Person or any of its Subsidiaries is a party, whether as lessor, lessee, guarantor or otherwise, or by which any of them or their respective properties or assets are bound, or which otherwise relate to the operation of their respective businesses.

     (l) "Material Adverse Effect" or "Material Adverse Change" means, with respect to any Person, any change, circumstance or effect that is or is reasonably likely to be materially adverse to the assets, liabilities, business, financial condition or results of operations of such entity and its Subsidiaries taken as a whole or which could reasonably be expected to materially impair or materially delay the ability of such Person to consummate the transactions contemplated by this Agreement, other than any change, circumstance or effect relating to (i) changes in general economic conditions or securities markets in general (except to the extent disproportionately affecting such Person), (ii) the industries in which such Person operates and not specifically relating to such Person (except to the extent disproportionately affecting such Person),
(iii) solely in the case of measuring a Material Adverse Effect or Material Adverse Change with respect to the Company and its Subsidiaries, reductions in the level of the PAM Revenue Run-Rate following the Base Date resulting from failures to obtain the Consents of PAM Advisory Clients, losses of PAM Advisory Clients and/or withdrawals of assets under management by PAM

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Advisory Clients, or (iv) solely in the case of measuring a Material Adverse
Effect or Material Adverse Change with respect to the Company and its Subsidiaries, failure to obtain Fund Board Approvals or Fund Shareholder Approvals of Proprietary Funds that are Registered Investment Companies. For the avoidance of doubt, all references to a Material Adverse Effect on, or a Material Adverse Change with respect to, "the Company" in this Agreement shall be deemed to include (without limitation) the Surviving Corporation as successor to Neuberger Berman Inc. in the Merger as of immediately following the Effective Time (except to the extent any such effects or changes on the Surviving Corporation are affected by inaccuracies in the representation and warranty set forth in Section 3.2(j) of this Agreement).

     (m) "PAM Advisory Client" shall mean, as of any date of determination, (i) any Client to whom the Company's Private Asset Management business provided investment advisory services pursuant to an Advisory Contract as of the Base Date (the identity of which was disclosed to Parent on or prior to the date of this Agreement) and to whom the Company's Private Asset Management Business continues to provide investment advisory services pursuant to an Advisory Contract as of such date of determination and (ii) any Client who first became a Client of the Company and its Subsidiaries following the Base Date, to whom the Company's Private Asset Management business commenced providing investment advisory services pursuant to an Advisory Contract in the ordinary course of business and at fee rates consistent with the fee rates payable by Clients of the Company's Private Asset Management business as of the Base Date for comparable services, and to whom the Company's Private Asset Management business continues to provide investment advisory services pursuant to an Advisory Contract as of such date of determination.

     (n) "PAM Advisory Contract" shall mean an Advisory Contract between the Company or any of its Subsidiaries and a PAM Advisory Client.

     (o) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

     (p) "Subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries; provided that in no event shall any Proprietary Fund, or the Neuberger Berman Foundation be deemed a Subsidiary of the Company.

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     (q)  "the other party" means, with respect to the Company, Parent and means, with respect to Parent, the Company.

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          IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above-written.

                                 LEHMAN BROTHERS HOLDINGS INC.


                                 By: /s/ Richard S. Fuld, Jr.
                                    ---------------------------------------
                                    Name:  Richard S. Fuld, Jr.
                                    Title: Chairman and Chief Executive Officer


                                 RUBY ACQUISITION COMPANY


                                 By: /s/ Richard S. Fuld, Jr.
                                    ---------------------------------------
                                    Name:  Richard S. Fuld, Jr.
                                    Title: President


                                 NEUBERGER BERMAN INC.


                                 By: /s/ Jeffrey B. Lane
                                    ---------------------------------------
                                    Name:  Jeffrey B. Lane
                                    Title: President and Chief Executive Officer